Exhibit 10.1
LEASE AGREEMENT
By and Between
PRII GATEWAY TORREY HILLS LLC,
a Delaware limited liability company
(“Landlord”)
and
SOMAXON PHARMACEUTICALS, INC., a Delaware corporation
(“Tenant”)
April 22, 2010

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LEASE AGREEMENT
THIS LEASE AGREEMENT, (this “Lease”) is made as of April 22, 2010 (“Effective Date”), by and between PRII GATEWAY TORREY HILLS LLC, a Delaware limited liability company (“Landlord”), and SOMAXON PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).
ARTICLE 1
PREMISES
1.1 Subject to the terms and conditions of this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises (the “Premises”) outlined on Exhibit B to this Lease. The Premises consist of approximately five thousand six hundred sixty-one (5,661) rentable (five thousand one hundred thirty-four (5,134) usable) square feet and are identified as Suite 100 and are located on the ground floor of the office building located at 3570 Carmel Mountain Road, San Diego, California (the “Building”). The land described on Exhibit A hereto and all improvements thereon and appurtenances thereto, including, without limitation, the Building, that certain building located at 3580 Carmel Mountain Road, San Diego, California, (the “North Building”), the Parking Facility (as hereinafter defined), access roadways, and other related areas, are collectively referred to as the “Project.” The Project contains approximately 197,832 rentable square feet. Landlord reserves from the leasehold estate hereunder (i) all exterior walls and windows bounding the Premises, (ii) all space located within the Premises for common shafts, stacks, pipes, conduits, ducts, utilities, telecommunications systems, and other installations for Building systems, the use thereof and access thereto, and (iii) the right to install, remove or relocate any of the foregoing for service to any part of the Project, including the premises of other tenants of the Project.
1.2 For purposes of this Lease, (1) “rentable area” and “usable area” shall be calculated pursuant to the Standard Method for Measuring Floor Area in Office Buildings (ANSI/BOMA Z65.1, 1996); (2) “rentable square feet” and “rentable footage” shall have the same meaning as the term “rentable area;” and (3) “usable square feet” and “usable square footage” shall have the same meaning as the term “usable area.” Notwithstanding anything to the contrary in this Lease, the recital of the rentable area herein above set forth is for descriptive purposes only. Tenant shall have no right to terminate this Lease or receive any adjustment or rebate of any Base Rent or Additional Rent (as hereinafter defined) payable hereunder if said recital is incorrect. The Tenant has inspected the Premises and is fully familiar with the scope and size thereof and agrees to pay the full Base Rent and Additional Rent set forth herein in consideration for the use and occupancy of said space, regardless of the actual number of square feet contained therein.

ARTICLE 2
TERM AND CONDITION OF PREMISES
2.1 The term of this Lease (the “Term”) shall commence on May 1, 2010 (the “Commencement Date”), and end on April 30, 2011 (the “Expiration Date”), unless sooner terminated (the “Termination Date”) pursuant hereto. If for any reason Landlord cannot deliver possession of the Premises to Tenant on the Commencement Date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder or extend the term hereof, but in such case, Tenant shall not be obligated to pay rent or perform any other obligation of Tenant under the terms of this Lease, except as may be otherwise provided in this Lease, until possession of the Premises is tendered to Tenant; provided, however, that if possession of the Premises is not delivered to Tenant on or before the Commencement Date, Tenant may terminate this Lease upon notice to Landlord given prior to delivery of possession of the Premises to Tenant.
2.2 Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant’s taking of possession of the Premises shall be conclusive evidence that the Premises were in good condition at such time, and Tenant shall accept the Premises in their current “As-Is” condition existing as of the Commencement Date. Neither Landlord nor its agents have made any representations or promises with respect to the condition of the Premises or the Project or any other matter or thing related thereto, and Tenant acquires no rights by implication or otherwise
2.3 Tenant shall be permitted to enter the Premises from Effective Date through April 30, 2010 (the “Early Occupancy Period”) for the sole purposes of holding meetings with the California State Board of Pharmacy regarding licensure of the Premises, receiving mail and installing Tenant’s furniture, telephone systems, computer wiring, fixtures and equipment in the Premises; provided, however, that (a) Tenant shall provide Landlord with copies of certificates of insurance, complying in all respects with the terms of this Lease for all insurance required to be provided hereunder prior to entering the Premises, (b) Tenant shall have obtained any and all governmental approvals required for its occupancy of the Premises during the Early Occupancy Period, (c) Landlord may impose any restrictions and conditions on the Early Occupancy Period which Landlord deems reasonably necessary, (d) except as expressly permitted in this Section 2.3, Tenant shall not conduct business in the Premises during the Early Occupancy Period, (e) Tenant shall schedule such entry during the Early Occupancy Period with Landlord’s property manager and shall not interfere with Landlord’s contractors performing work in or around the Premises, (f) the Early Occupancy Period shall be subject to all of the terms and conditions of the Lease and shall not advance the Expiration Date, except that Tenant will not be obligated to pay Monthly Rent during the Early Occupancy Period unless Tenant conducts business in the Premises during the Early Occupancy Period except as otherwise expressly permitted in this Section 2.3. During the Early Occupancy Period, Tenant agrees to take all necessary action to protect the safety of Tenant and the Tenant Parties (as hereinafter defined) while in the Premises. Tenant hereby releases and discharges the Indemnified Parties (as hereinafter defined) from and against any and all claims by Tenant and the Tenant Parties of loss, damage or injury to persons or property, including without limitation any product inventory, which is alleged to have occurred during the Early Occupancy Period. Landlord makes no representation or warranty about safety of the Premises during the Early Occupancy Period.

ARTICLE 3
USE, NUISANCE, OR HAZARD
3.1 The Premises shall be used and occupied solely for general office use consistent with a Class “A” office project and for no other purpose. In no event shall the Premises be used or occupied by any person or entity engaged in the production, sale, marketing or distribution of pornographic material or so-called “adult entertainment.”
3.2 Tenant shall not use, occupy or permit the use or occupancy of, the Premises for any purpose which Landlord reasonably deems to be illegal, immoral or dangerous; permit any nuisance; do or permit any thing which may disturb the quiet enjoyment of other Project tenants; keep any substance or undertake or permit any use which might introduce offensive odors or conditions into the Project, use any apparatus which might make undue noise or set up vibrations about the Project; permit anything to be done which would increase Landlord’s premiums for fire and extended coverage insurance or cause a cancellation of any Project insurance policy; or permit any use which conflicts with any applicable law or regulation or covenant, condition or restriction affecting the Project. Should Tenant do any of the foregoing and the same is not cured within five (5) business days after notice from Landlord, the same shall constitute an Event of Default (as hereinafter defined). Tenant shall not permit occupancy levels in the Premises in excess of one (1) person per two hundred (200) feet of rentable area.
3.3 The ownership, operation, maintenance and use of the Project may be or become subject to certain conditions and restrictions contained in instruments (“CC&R’s”) recorded or to be recorded against title to the Project. Tenant agrees that regardless of when those CC&R’s are so recorded, this Lease and all provisions hereof shall be subject and subordinate thereto. Tenant shall, promptly upon request of Landlord, sign all documents reasonably required to carry out the foregoing into effect.
ARTICLE 4
RENT AND SECURITY DEPOSIT
4.1 Tenant shall pay Landlord a base rental (the “Base Rent”) as follows:

		Monthly Base Rent
		per Rentable
Months of Term	Monthly Base Rent	Square Foot

05/01/10 – 04/30/11	$17,549.10	$3.10
Each monthly installment of Base Rent (the “Monthly Rent”) shall be payable by check or by money order on or before the first day of each calendar month. In addition to the Base Rent, Tenant also agrees to pay the Monthly Escalation Payments, the Monthly Tax Payments and the Monthly Utility Payments (as hereinafter defined) and other sums payable by Tenant hereunder, all of which shall constitute additional rent (collectively, the “Additional Rent”). The Monthly Rent and the Additional Rent are sometimes collectively called “Rent” and shall be paid when due in United States funds without demand, deduction, abatement, or offset to PRII Gateway Torrey Hills LLC, P.O. Box 100672, Pasadena, CA 91189-0672, or as Landlord may designate from time to time. Landlord reserves the right to apply any payment received to Base Rent or any other items of Rent that are owing.

4.2 If Rent is not paid within five (5) business days of its due date, Tenant shall pay to Landlord a late charge (the “Late Charge”), as Additional Rent, in an amount of ten percent (10%) of such late payment. Failure to pay a Late Charge shall be a Monetary Default (as hereinafter defined). In addition, all Rent not paid when due shall bear interest from the date due until paid at the prime commercial rate (the “Prime Rate”) established from time to time by Bank of America (or if no longer existing, such other financial institution selected by Landlord), plus five percent (5%) per annum (the “Interest Rate”); but not in excess of the maximum rate that Landlord may legally charge. Tenant acknowledges that, in addition to interest costs, the late payments by Tenant to Landlord of any Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such other costs include, without limitation, processing, administrative and accounting charges and late charges that may be imposed on Landlord by the term of any mortgage, deed of trust or related loan documents encumbering the Premises, the Building or the Project. The parties agree that the Late Charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any late payment as hereinabove referred to by Tenant, and the payment of late charges and interest are distinct and separate in that the payment of interest is to compensate Landlord for the use of Landlord’s money by Tenant, while the payment of late charges is to compensate Landlord for Landlord’s processing, administrative and other costs incurred by Landlord as a result of Tenant’s delinquent payments. Acceptance of a late charge or interest shall not constitute a waiver of Tenant’s default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or at law or in equity now or hereafter in effect. Failure to charge or collect a Late Charge or such interest shall not waive Landlord’s right to collect a Late Charge or such interest in connection with any other late payment. If two (2) consecutive payments of Monthly Rent are returned to Landlord for insufficient funds, Landlord may require, in addition to its other remedies, that payments of Rent thereafter be made in cashier’s check or by money order.
4.3 Concurrently herewith, Tenant shall pay to Landlord $17,549.10, as payment of the installment of Monthly Rent for the first month of the Term, and Tenant shall pay to Landlord one month’s rent in the amount of $17,549.10 as a security deposit (the “Security Deposit”). The Security Deposit shall be held by Landlord as security for the performance by Tenant of all of the covenants of this Lease to be performed by Tenant and Tenant shall not be entitled to interest thereon. The Security Deposit is not an advance rent deposit, an advance payment of any other kind, or a measure of Landlord’s damages in any case of Tenant’s default. If Tenant fails to perform any of the covenants of this Lease to be performed by Tenant, including without limitation the provisions relating to payment of Rent, the removal of property at the end of the Term, the repair of damage to the Premises caused by Tenant, and the cleaning of the Premises upon termination of the tenancy created hereby, then Landlord shall have the right, but no obligation, to apply the Security Deposit, or so much thereof as may be necessary, for the payment of any Rent or any other sum in default and/or to cure any other such failure by Tenant. If Landlord applies the Security Deposit or any part thereof for payment of such amounts or to cure any such other failure by Tenant, then Tenant shall immediately pay to Landlord the sum necessary to restore the Security Deposit to the full amount then required by this Section 4.3. Landlord’s obligations with respect to the Security Deposit are those of a debtor and not a trustee. Landlord shall not be required to maintain the Security Deposit separate and apart from Landlord’s general or other funds and Landlord may commingle the Security Deposit with any of Landlord’s general or other funds. Upon termination of the original Landlord’s or any successor owner’s interest in the Premises or the Building, the original Landlord or such successor owner shall be released from further liability with respect to the Security Deposit upon the original Landlord’s or such successor owner’s complying with California Civil Code Section 1950.7. Subject to the foregoing, Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of law, now or hereafter in force, which (a) establish a time frame within which a landlord must refund a security deposit under a lease, and/or (b) provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage caused by the default of Tenant under this Lease, including without limitation all damages or rent due upon termination of this Lease pursuant to Section 1951.2 of the California Civil Code. If Tenant performs every provision of this Lease to be performed by Tenant, the unused portion of the Security Deposit shall be returned to Tenant or the last assignee of Tenant’s interest under this Lease within forty-five (45) days following expiration or termination of the term of this Lease.
ARTICLE 5
RENT ADJUSTMENT
5.1 Definitions.
5.1.1 “Operating Expenses” shall mean all expenses, costs, and disbursements which Landlord shall pay or incur in connection with the ownership, operation, repair, maintenance and/or replacement of the Project as determined by Landlord and calculated assuming the Project is one hundred percent (100%) occupied; provided, however, that, Operating Expenses shall not include Utility Expenses or Taxes (as hereinafter defined). Operating Expenses shall include (to the extent incurred by Landlord in its discretion), but not be limited to, the items as listed below:
(i) Wages, salaries, and any and all taxes, insurance and benefits of the Project manager and any clerical, maintenance, or other management employees associated with the operation of the Project;
(ii) A management/administrative fee not to exceed five percent (5%) of the annual gross annual revenue for the Project;
(iii) All expenses for the Project management office including rent, office supplies, and materials therefore;
(iv) All supplies, materials, and tools;

(v) All costs incurred in connection with the operation, maintenance, repair and replacement of the Project including, without limitation, the following: elevators; heating, ventilating and air conditioning systems; security; cleaning and janitorial; parking lot and landscape; window washing; building painting; and license, permit and inspection fees;
(vi) Costs of insurance, including, without limitation, casualty, rental interruption, earthquake, terrorism, and liability insurance, and any deductibles payable thereunder;
(vii) Legal, accounting, inspection, and consultation fees incurred in connection with the operation of the Project; and property and parking association fees and dues; and
(viii) Security costs.
Expressly excluded from Operating Expenses are the following items:
(ix) Advertising and leasing commissions;
(x) Repairs and restoration to the extent paid for by the proceeds of any insurance policies or amounts to the extent otherwise reimbursed by a third party to Landlord or to the extent paid by any other third party source (other than by tenants paying their share of Operating Expenses), net of collection costs;
(xi) Project financing costs, ground lease rental or depreciation;
(xii) The cost of special services to Project tenants for which a special charge is made;
(xiii) The costs of repair of casualty damage or for restoration following condemnation to the extent reimbursed by insurance proceeds or condemnation awards (net of collection costs);
(xiv) The costs, including permit costs and supervision fees, incurred for the installation of tenant improvements;
(xv) The legal fees and related expenses incurred by Landlord (together with any damages awarded against Landlord) due to Landlord’s or any tenant’s bad faith violation of any Project lease;
(xvi) The costs resulting from Hazardous Materials (as defined below) which (a) existed on the Property on the Commencement Date, or (b) were placed within the Project by Landlord;
(xvii) The attorneys’ fees incurred for negotiating and preparing letters of intent, leases, subleases and/or assignments, space planning costs, and other costs incurred for lease, sublease and/or assignment negotiations and transactions with present or prospective Project tenants or occupants;

(xviii) The expenses for services or other benefits which are not available to Tenant (other than as the result of an Event of Default);
(xix) The overhead and profit paid to Landlord or its subsidiaries or affiliates for goods and/or services to the extent the same exceeds the costs of such goods and/or services rendered by qualified, third parties on a competitive basis;
(xx) The costs arising from Landlord’s charitable or political contributions;
(xxi) The costs (other than ordinary maintenance and insurance) for objects of art;
(xxii) The interest and penalties resulting from Landlord’s failure to pay Operating Expense when due;
(xxiii) Landlord’s general corporate overhead and general and administrative expenses, and costs for the operation of the entity which constitutes Landlord as the same are distinguished from the costs of the operation of the Project, including accounting and legal matters, costs of defending any lawsuits with any mortgagee, costs of selling or mortgaging Landlord’s interest in the Project, costs of any disputes between Landlord and its employees (if any) not engaged in Project operation, disputes of Landlord with management, or outside fees paid for disputes with other Project tenants or occupants (except to the extent such dispute is based on Landlord’s good faith efforts to meet Landlord’s obligations under this Lease);
(xxiv) The costs arising from the gross negligence or willful misconduct of Landlord; and
(xxv) The management office rent to the extent it exceeds fair market rent for such space.
5.1.2 “Taxes” shall mean all ad valorem taxes, real estate taxes, personal property taxes, and all other taxes and assessments, use and occupancy taxes, transit taxes, water, sewer and pure water charges, excises, levies, license fees and all other similar charges which are levied, assessed, or imposed, by any Federal, State, county, or municipal authority, whether by taxing districts or authorities now existing or subsequently created, upon all or any portion of the Project, or rentals or receipts therefrom, including, without limitation, gross receipts taxes, and all taxes of whatsoever nature that are imposed in substitution for or in lieu of any of the taxes, assessments, or other charges included in the definition of Taxes, and any costs and expenses of contesting the validity of same. Without limitation on the generality of the foregoing Taxes shall included any assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June, 1978 election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and it is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of Taxes for the purposes of this Lease.

5.1.3 “Lease Year” shall mean the twelve (12) month period commencing January 1st and ending December 31st or such other twelve (12) consecutive month period designated from time to time by Landlord.
5.1.4 “Tenant’s Percentage” shall mean Tenant’s percentage of the entire Project as determined by dividing the rentable area of the Premises by the total rentable area of the Project. If there is a permanent change in the total Project rentable area as a result of an addition, partial destruction, modification or similar cause, Landlord shall make an appropriate adjustment to Tenant’s Percentage.
5.1.5 “Common Areas” shall mean those portions of the Project which are designated by Landlord, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project, whether or not those areas are open to the general public, together with such other portions of the Project designated by Landlord, in its discretion, including without limitation, any parking facilities, fixtures, systems, signs, city sidewalks adjacent to the Project, pedestrian walkways, roadways, parkways, driveways, and landscape areas on or appurtenant to the Project. Landlord may provide certain Project tenants with temporary exclusive use of portions of the Common Areas (other than Parking Facility, as hereinafter defined), and Tenant’s obligations under this Lease shall not be affected thereby.
5.1.6 “Market Area” shall mean Carmel Valley and Torrey Hills.
5.1.7 “Comparable Buildings” shall mean comparable Class “A” office use buildings, with immediate freeway access or with ocean views, owned by institutions in the Market Area.
5.1.8 “Utility Expenses” shall mean the cost of supplying all utilities to the Project (other than utilities consumed by tenants of the Building and the Other Buildings in their separate premises for which such tenants are separately metered; provided, however, that unless all tenants are separately metered, the total of the particular utility costs shall be “grossed up” to reflect what those costs would have been had each tenant used the Project standard amount of such utility), including utilities for the heating, ventilation and air conditioning system, including but not limited to electricity, power, gas, steam, oil or other fuel, water, sewer and lighting.

5.2 If Operating Expenses during any Lease Year exceed the actual Operating Expenses for the 2010 calendar year (the “Base Year”), Tenant shall pay to Landlord, as Additional Rent, Tenant’s Operating Expense Share for such Lease Year. “Tenant’s Operating Expense Share” shall be determined by multiplying any such difference between Operating Expenses for any Lease Year and the Base Year or pro rata portion thereof by Tenant’s Percentage. Landlord shall, in advance of each Lease Year, estimate Tenant’s Operating Expense Share for such Lease Year, and Tenant shall pay 1/12 of Tenant’s Operating Expense Share as so estimated each month (the “Monthly Escalation Payments”). If such estimate is not provided in December of the previous Lease Year, Tenant shall continue to pay on the basis of the prior calendar year’s estimate until the second month after such notice is given, and subsequent payments by Tenant shall be based on Landlord’s notice. With the first monthly payment based on Landlord’s notice, Tenant shall also pay the difference, if any, between the amount previously paid for such calendar year and the amount which Tenant would have paid through the month after the month in which such notice is given, based on Landlord’s noticed estimate. Base Year Operating Expenses shall not include market-wide labor-rate increases due to extraordinary circumstances, including, but not limited to, boycotts and strikes, and utility rate increases due to extraordinary circumstances including, but not limited to, conservation surcharges, boycotts, embargoes or other shortages or amortized costs relating to capital improvements. Landlord may elect to segregate Operating Expenses into two or more subcategories. If Landlord elects to make that segregation, Tenant’s Operating Expense Share shall be determined and payable separately for each such subcategory by making separate calculations of the increase in the cost of each subcategory of Operating Expense from the Base Year to the applicable Lease Year. Landlord may elect to segregate Operating Expenses into two or more subcategories. For example, Landlord may segregate electrical costs and/or other utility costs from other Operating Expenses. If Landlord elects to make that segregation, (a) Tenant’s Operating Expense Share shall be determined separately for each such subcategory by making separate calculations of the increase in the cost of each subcategory of Operating Expense from the Base Year to the applicable calendar year, and (b) Tenant shall pay as Tenant’s Operating Expense Share Tenant’s Percentage of the increase in each such subcategory. Notwithstanding anything in the Lease to the contrary, for purposes of determining Operating Expenses for any calendar year subsequent to the Base Year, electrical costs shall be deemed to be the greater of electrical costs incurred in the Base Year and electrical costs for the applicable calendar year. If utilities, janitorial services or any other components of Operating Expenses increase during any Lease Year, Landlord may revise Monthly Escalation Payments due during such Lease Year by giving Tenant written notice to that effect; and thereafter, Tenant shall pay, in each of the remaining months of such Lease Year, a sum equal to the amount of the revised difference in Operating Expenses multiplied by Tenant’s Percentage divided by the number of months remaining in such Lease Year. Any expenses incurred by Landlord in attempting to protest, reduce or minimize Operating Expenses shall be included in Operating Expenses in the Lease Year in which those expenses are paid. Landlord shall have the exclusive right to conduct such contests, protests and appeals of the Operating Expenses as Landlord shall determine is appropriate in Landlord’s sole discretion. Notwithstanding any provision in this Lease to the contrary, in no event shall the amount of Operating Expenses for any calendar year subsequent to the Base Year be deemed to be less than the amount of Operating Expenses for the Base Year, and Tenant shall not be entitled to a credit in the event Operating Expenses for any calendar year subsequent to the Base Year is less than the amount of Operating Expenses for the Base Year.

5.3 If Taxes during any Lease Year exceed the Taxes for the Base Year, Tenant shall pay to Landlord, as Additional Rent, Tenant’s Tax Share for such Lease Year. “Tenant’s Tax Share” shall be determined by multiplying any such difference between Taxes for any Lease Year and the Base Year or pro rata portion thereof by Tenant’s Percentage. Landlord shall, in advance of each Lease Year, estimate Tenant’s Tax Share for such Lease Year and Tenant shall pay 1/12 of Tenant’s Tax Share as so estimated each month (the “Monthly Tax Payments”). If the Taxes for the Base Year or any Lease Year are changed as a result of protest, appeal or other action taken by a taxing authority, the Taxes as so changed shall be deemed the Taxes for such Lease Year or Base Year, as applicable. Any expenses incurred by Landlord in attempting to protest, reduce or minimize Taxes shall be included in Taxes in the Lease Year in which those expenses are paid. Landlord shall have the exclusive right to conduct such contests, protests and appeals of the Taxes as Landlord shall determine is appropriate in Landlord’s sole discretion. Notwithstanding any provision in this Lease to the contrary, in no event shall the amount of Taxes for any calendar year subsequent to the Base Year be deemed to be less than the amount of Taxes for the Base Year, and Tenant shall not be entitled to a credit in the event Taxes for any calendar year subsequent to the Base Year is less than the amount of Taxes for the Base Year.
5.4 Tenant shall pay to Landlord, as Additional Rent, Tenant’s Percentage of Utility Expenses for each Lease Year. Landlord shall, in advance of each Lease Year, estimate Tenant’s Percentage of Utility Expenses for such Lease Year and Tenant shall pay 1/12 of Tenant’s Percentage of Utility Expenses as so estimated each month (the “Monthly Utility Payments”). Any expenses incurred by Landlord in attempting to protest, reduce or minimize Utility Expenses shall be included in Utility Expenses in the Lease Year in which those expenses are paid. Landlord shall have the exclusive right to conduct such contests, protests and appeals of the Utility Expenses as Landlord shall determine is appropriate in Landlord’s sole discretion.
5.5 The Monthly Escalation Payments, the Monthly Tax Payments and the Monthly Utility Payments shall be due and payable at the same time and in the same manner as the Monthly Rent.
5.6 Landlord shall, within one hundred fifty (150) days after the end of each Lease Year, other than the Base Year, or as soon thereafter as reasonably possible, provide Tenant with a written statement of the Operating Expenses, Taxes and Utilities incurred during such Lease Year (the “Year End Statement”) and the Year End Statement shall set forth Tenant’s Operating Expense Share, Tenant’s Tax Share and Tenant’s Percentage of Utility Expenses. Tenant shall pay Landlord, as Additional Rent, the positive difference between Tenant’s Operating Expense Share and the amount of Monthly Escalation Payments made by Tenant for said Lease Year, the positive difference between Tenant’s Tax Share and the amount of Monthly Tax Payments made by Tenant for said Lease Year and the positive difference between Tenant’s Percentage of Utility Expenses and the amount of Monthly Utility Payments made by Tenant for said Lease Year, such payment to be made within thirty (30) days of the date of Tenant’s receipt of said statement; similarly, Tenant shall receive a credit if Tenant’s Operating Expense Share is less than the amount of Monthly Escalation Payments collected by Landlord during said Lease Year or if Tenant’s Tax Share is less than the Monthly Tax Payments collected by Landlord during said Lease Years or if Tenant’s Percentage of Utility Expenses is less than the Monthly Utility Payments collected by Landlord during said Lease Year, such credit to be applied to future Monthly Escalation Payments, Monthly Tax Payments and Monthly Utility Expenses, respectively, to become due hereunder.
5.7 If Operating Expenses, Taxes or Utility Expenses increase during any Lease Year, Landlord may revise Monthly Escalation Payments, the Monthly Tax Payments and the Monthly Utility Payments (by addition of a sum equal to the amount of such increase in Operating Expenses, Taxes or Utility Expenses, as applicable, multiplied by Tenant’s Percentage, divided by the number of months remaining in such Lease Year) by giving Tenant written notice and thereafter, Tenant shall pay, such revised Monthly Escalation Payments, the Monthly Tax Payments and the Monthly Utility Payments.

5.8 If, within sixty (60) days following Tenant’s receipt of the Year End Statement, Tenant does not deliver a notice referring in reasonable detail to one or more errors in the Year End Statement, it shall be deemed conclusively that the Year End Statement is correct. Tenant may, at its sole expense conduct or require an audit to be conducted of the Year End Statement, provided that (a) not more than one such audit may be conducted during any Lease Year, (b) the records for each Lease Year may be audited only once, (c) such audit must be commenced within sixty (60) days following Tenant’s receipt of the Year End Statement, (d) such audit must be completed within one hundred eighty (180) days following Tenant’s receipt of the Year End Statement (the “Review Period”), and (e) and audit must be conducted by a nationally recognized or regionally recognized accounting firm and is not paid on a contingency fee basis and has at least seven (7) years of experience reviewing financial operating records of Comparable Buildings, (i) acceptable to Landlord in its reasonable discretion, (ii) who, together with Tenant, executes Landlord’s standard form audit confidentiality agreement, (iii) who has not represented, and agrees not to represent, any other tenant of the Project in connection with an audit of the Project, (iv) who agrees to impartially represent Landlord and Tenant in conducting the audit, and (v) who agrees to promptly provide Landlord with a copy of its audit report. If Tenant fails to commence or complete such audit within such times frames, it shall be deemed conclusively that the Year End Statement is correct. The payment of Rent may never be contingent upon the performance of such audit. If after such inspection, but within thirty (30) days after the Review Period, Tenant notifies Landlord in writing that Tenant still disputes such amounts, a certification as to the proper amount shall be made, at Tenant’s expense (except as provided hereinbelow), by an independent certified public accountant selected by Landlord and who is a member of a nationally or regionally recognized accounting firm and is not paid on a contingency fee basis. Such certification shall be binding upon Landlord and Tenant. The payment of Rent may never be contingent upon the performance of such audit. For purposes of any such audit, Tenant shall provide Landlord with fifteen (15) days’ prior written notice of its request to inspect Landlord’s books and such audit shall be conducted at the offices of Landlord or Landlord’s managing agent during ordinary business hours, provided that such audit must be conducted so as not to interfere with Landlord’s business operations and must be reasonable as to scope and time. If Operating Expenses, Taxes and Utility Expenses are determined to have been overstated or understated by Landlord for any calendar year, then the parties shall within thirty (30) days thereafter make such adjustment payment or refund as is applicable, and if Operating Expenses, Taxes and Utility Expenses are determined to have been overstated by Landlord for any calendar year by in excess of ten percent (10%), then Landlord shall pay the cost of the accountant providing the certification described above up to a maximum amount of $5,000. Landlord may adjust Operating Expenses, Taxes and/or Utility Expenses and submit a corrected Year End Statement to account for Operating Expenses, Taxes and/or Utility Expenses that were first billed to Landlord after the date that is ten (10) business days before the date on which the Year End Statement was furnished.

5.9 If the Expiration Date or Termination Date does not fall on December 31st of any given year (or the last day of the Lease Year), then: (i) the period commencing on the January 1st (or the first day of the Lease Year) immediately preceding said Expiration Date or Termination Date and continuing through, to and, including said Expiration Date or Termination Date shall be referred to in this Lease as the “Last Partial Year”, (ii) Tenant’s Operating Expense Share for the Last Partial Year shall be, calculated by proportionately reducing the Base Year Operating Expenses to reflect the number of calendar months in said Last Partial Year (the “Adjusted Base Operating Expenses”), and (iii) Tenant’s Tax Share for the Last Partial Year shall be, calculated by proportionately reducing the Base Year Taxes to reflect the number of calendar months in said Last Partial Year (the “Adjusted Base Taxes”). The Adjusted Base Operating Expenses shall be compared with the Operating Expenses for said Last Partial Year to determine the amount of any increases or decreases in the Operating Expenses for said Last Partial Year over the Adjusted Base Operating Expenses, and the Adjusted Base Taxes shall be compared with the Taxes for said Last Partial Year to determine the amount of any increases or decreases in the Taxes for said Last Partial Year over the Adjusted Base Taxes, and any payments owing by Tenant in connection therewith shall be paid within thirty (30) days following the receipt of a final statement and any payments owing by Landlord shall be refunded concurrently with delivery of such final statement. For the Last Partial Year, if any, Tenant shall pay its Tenant’s Percentage of Utility Expenses within thirty (30) days following the receipt of a final statement or, as applicable, Landlord shall refund any overpayment concurrently with delivery of such final statement.
5.10 If during any part of any Lease Year (including the Base Year) the Project is less than one hundred percent (100%) occupied, (i) Landlord shall make reasonable adjustments to the Utility Expenses and variable components of Operating Expenses for that Lease Year to determine the amount of Utility Expenses and Operating Expenses that would have been incurred had the Project been one hundred percent (100%) occupied, and (ii) the elements of Taxes which vary depending upon the occupancy of the Project (e.g., Taxes attributable to the build out of leasable floor area), shall be adjusted to reflect such amount as would have been incurred had the Project been one hundred percent (100%) occupied during such year. This amount shall be considered to have been the amount of Utility Expenses, Operating Expenses or Taxes, as applicable, for that Lease Year (including the Base Year). For purposes of this Section 5.10, “variable components” include only those Operating Expenses that are affected by variations in occupancy levels.
5.11 Tenant’s obligation with respect to Additional Rent and the payment of Tenant’s Share of Operating Expenses and Tenant’s Share of Taxes and Tenant’s Percentage of Utility Expenses shall survive the Expiration Date or Termination Date.
5.12 Landlord shall have the right, from time to time, to equitably allocate some or all of the Operating Expenses, Taxes and Utility Expenses among different portions or occupants of the Project (the “Additional Cost Pools”). The Operating Expenses, Taxes and Utility Expenses within each such Additional Cost Pool shall be allocated and charged to the tenants within such Additional Cost Pool in an equitable manner.
5.13 Notwithstanding anything to the contrary contained herein, Tenant shall not be required to pay Monthly Escalation Payments and Monthly Tax Payments during the initial Term (i.e., May 1, 2010 through April 30, 2011).

ARTICLE 6
SERVICES TO BE PROVIDED BY LANDLORD
6.1 Subject to Articles 5 and 10 herein, Force Majeure Events (as hereinafter defined), maintenance and repair, testing of the Building’s systems and applicable law, Landlord shall pay for and furnish to the Premises, the following services:
6.1.1 Basic janitorial service on a five (5) day week basis (other than on holidays observed by the Building). Carpet cleaning (other than vacuuming) shall be performed at Tenant’s request and at Tenants expense;
6.1.2 Air conditioning and heating as reasonably required for comfortable use and occupancy under ordinary office conditions and condenser or chilled water during the following periods (“Normal Business Hours”): 7:00 a.m. to 7:00 p.m., Mondays through Fridays, 8:00 a.m. to 3:00 p.m., Saturdays, but not on Sundays or any legal holidays recognized by the United States Government or the State of California. If Tenant desires to use HVAC during other than Normal Business Hours, Tenant shall give Landlord such prior notice, as Landlord shall from time to time establish as appropriate, of Tenant’s desired use (which use shall be in one hour increments) and Landlord shall supply such HVAC to Tenant at Landlord’s actual cost. The Building’s energy management system shall create an invoice on a monthly basis for such after hours HVAC, and Tenant shall pay that invoice within ten (10) days of presentation, as Additional Rent. Except as herein otherwise provided, Landlord shall in no event be required to supply central heating or air conditioning other than during Normal Business Hours;
6.1.3 Replacement of all standard fluorescent bulbs in all areas and all incandescent bulbs in public areas, rest room areas, and stairwells. Routine maintenance and electric lighting service for all public areas of the Project in a manner and to the extent deemed by Landlord to be standard; and
6.1.4 Landlord shall at all times provide facilities for elevator service to the Premises, and facilities to provide water for lavatory and drinking purposes in the Building core areas.
6.2 Except to the extent caused by Landlord’s gross negligence or willful misconduct, Landlord shall not be liable for any loss or damage arising or alleged to arise in connection with the failure, stoppage, interruption of any such services; nor shall the same be construed as an eviction of Tenant, work an abatement of Rent, entitle Tenant to any reduction in Rent, or relieve Tenant from the operation of any covenant or condition herein contained; it being further agreed that Landlord reserves the right to discontinue temporarily such services or any of them at such times as may be necessary by reason of repair, alterations or capital improvements performed within the Project, accident, unavailability of employees, or whenever by reason of strikes, lockouts, riots, acts of God, or any other happening or occurrence beyond the reasonable control of Landlord or testing of the Building systems or to conduct other tests or drills required by applicable law. In the event of any such failure, stoppage or interruption of services, Landlord shall use reasonable diligence to have the same restored. Neither diminution nor shutting off of light or air or both, nor any other effect on the Project by any structure erected or condition now or hereafter existing on lands adjacent to the Project, shall affect this Lease, abate Rent, or otherwise impose any liability on Landlord. Notwithstanding the foregoing, if for reasons within Landlord’s reasonable control, for more than three (3) consecutive business days following written notice to Landlord, there is no HVAC or electricity services to all or a portion of the Premises or there is an interruption of other essential utilities and building services, such as fire protection or water, so that all or a portion of the Premises cannot be used by Tenant to conduct its business in the manner permitted under this Lease (the “Essential Services”), and Tenant does not use the portion of the Premises so affected, then Monthly Rent (or an equitable portion of such Monthly Rent to the extent that less than all of the Premises are affected) shall thereafter be abated until the Essential Services are restored; provided, however, that if Landlord is diligently pursuing the repair of such utilities or services and Landlord provides substitute services reasonably suitable for Tenant’s purposes, as for example, portable air conditioning equipment, then there shall be no abatement of Monthly Rent. The foregoing provisions shall not apply in case of damage to, or destruction of, the Premises or the Project.
6.3 Landlord shall have the right to reduce heating, cooling, or lighting within the Premises and in the public area in the Project as required by any fuel or energy-saving program mandated by local, state or federal law.
6.4 Tenant shall be solely and separately responsible for the cost of electricity, gas, telephone, cable television and any other utilities (other than water) consumed by Tenant in the Premises, which usage shall be separately metered. Tenant shall directly pay for such electricity, gas, telephone, cable television, facsimile services and any other utilities as may be required by Tenant in the use of the Premises, at the rates charged for such services by said authority or utility; and the failure of Tenant to obtain or to continue to receive such services for any reason whatsoever shall not relieve Tenant of any of its obligations under this Lease.
6.5 Subject to Force Majeure Events and closure of the Building to effectuate repairs or capital improvements or to test the Building systems or to conduct other tests or drills required by applicable law, unrestricted access is available to the Building during Normal Business Hour and thereafter, access is currently controlled by a card key access system.
ARTICLE 7
REPAIRS AND MAINTENANCE BY LANDLORD
7.1 Landlord shall provide for the cleaning and maintenance of the public portions of the Project in keeping with the ordinary standard for Comparable Buildings as part of Operating Expenses. Unless otherwise expressly stipulated herein, Landlord shall not be required to make any improvements or repairs of any kind or character to the Premises during the Term, except such repairs as may be required to the exterior walls, shared corridors, windows, roof, integrated Building utility and mechanical systems and other Base Building elements and other structural elements and equipment of the Project, and such additional maintenance as may be necessary because of the damage caused by persons other than Tenant and Tenant’s contractors, employees, representatives, agents and invitees (collectively, the “Tenant Parties”).

7.2 Landlord or Landlord’s officers, agents, and representatives (subject to any security regulations imposed by any governmental authority) shall have the right to enter all parts of the Premises at all reasonable hours upon reasonable prior notice to Tenant (other than in an emergency or to perform routine, recurring services required to be performed by Landlord under this Lease) to inspect, clean, make repairs, alterations, and additions to the Project or the Premises which it may deem necessary or desirable, to make repairs to adjoining spaces, to cure any defaults of Tenant hereunder that Landlord elects to cure pursuant to Section 22.5, below, to show the Premises to prospective tenants (during the final six (6) months of the Term or at any time after the occurrence of an Event of Default that remains uncured), mortgagees or purchasers of the Building, or to provide any service which it is obligated or elects to furnish to Tenant; and Tenant shall not be entitled to any abatement or reduction of Rent by reason thereof. Landlord shall have the right to enter the Premises at any time and by any means in the case of an emergency.
7.3 Tenant hereby waives all rights it would otherwise have under California Civil Code Sections 1932(1) and 1942(a) or any successor statutes to deduct repair costs from Rent and/or terminate this Lease as the result of any failure by Landlord to maintain or repair.
ARTICLE 8
REPAIRS AND CARE OF PROJECT BY TENANT
8.1 If the Building, the Project, or any portion thereof, including but not limited to, the elevators, pipes, lighting and other apparatus, or the Premises improvements, including but not limited to, the carpet, wall coverings, doors, and woodwork, become damaged or are destroyed through the negligence or misuse by Tenant and Tenant’s contractors, employees, representatives, agents and invitees (collectively, the “Tenant Parties”) then the reasonable cost of the necessary repairs, replacements or alterations shall be borne by Tenant who shall pay the same to Landlord together with interest thereon at the Interest Rate from the date incurred, as Additional Rent within ten (10) days after demand, subject to Section 13.4 below. Landlord shall have the exclusive right, but not the obligation, to make any repairs necessitated by such damage.
8.2 Tenant agrees, at its sole cost and expense, to repair or replace any damage or injury done to the Project, or any part thereof, caused by the Tenant Parties which Landlord elects not to repair. Tenant shall not injure the Project or the Premises and shall maintain the elements the Premises not to be maintained by Landlord pursuant to this Lease in a clean, attractive condition and in good repair. If Tenant fails to comply with this Section 8.2, Landlord may restore the Premises to such good order and condition and make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant’s property or business by reason thereof, and within ten (10) days after completion thereof, Tenant shall pay to Landlord, as Additional Rent, upon demand, the cost thereof, plus an additional charge of ten percent (10%) thereof. Tenant shall leave the Premises at the end of each business day in a reasonably tidy condition for the purpose of allowing the performance of Landlord’s cleaning services. Upon the Expiration Date or the Termination Date, Tenant shall surrender and deliver up the Premises to Landlord in the same condition in which it existed at the Commencement Date, excepting only ordinary wear and tear. Upon the Expiration Date or the Termination Date, Landlord shall have the right to re-enter and take possession of the Premises.

8.3 Tenant shall not provide any janitorial or cleaning services without Landlord’s written consent, and then only subject to supervision of Landlord, at Tenant’s sole responsibility and expense, and by a janitorial or cleaning contractor or employees at all times reasonably satisfactory to Landlord.
ARTICLE 9
TENANT’S EQUIPMENT AND INSTALLATIONS
9.1 If heat-generating machines or equipment, including telephone equipment, cause the temperature in the Premises, or any part thereof, to exceed the temperatures the Building’s air conditioning system would be able to maintain in such Premises were it not for such heat-generating equipment, then Landlord reserves the right to install supplementary air conditioning units in the Premises, and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, including water, together with interest thereon at the Interest Rate from the date incurred, shall be paid by Tenant to Landlord within ten (10) days after demand by Landlord.
9.2 Except for office calculators, dictation equipment, personal computers, and other similar office equipment consistent with first-class general office use in Comparable Buildings, Tenant shall not install within the Premises any fixtures, equipment, facilities, or other improvements without the specific written consent of Landlord, subject to Article 15, below. Tenant shall not, without the specific written consent of Landlord (which consent shall not be unreasonably withheld, conditioned, or delayed), install or maintain any apparatus or device within the Premises which shall increase the usage of electrical power or water for the Premises to an amount greater than would be normally required for general office use for space of comparable size in the Market Area; and if any such apparatus or device is so installed, Tenant shall pay for any additional costs of utilities as the result of said installation. Notwithstanding anything to the contrary contained herein, Landlord agrees that it has previously consented to the installation of telephone wires and computer cabling in the Premises in accordance with this Lease.
ARTICLE 10
FORCE MAJEURE
10.1 It is understood and agreed that with respect to any service or other obligation to be furnished or obligations to be performed by either party that in no event shall either party be liable (or subject to the exercise of remedies by the other party) for failure to furnish or perform the same when prevented from doing so by strike, lockout, breakdown, accident, supply, or inability by the exercise of reasonable diligence to obtain supplies, parts, or employees necessary to furnish such service or meet such obligation; or because of war or other emergency; or for any cause beyond the reasonable control with the party obligated for such performance; or for any cause due to any act or omission of the other party or its agents, employees, licensees, invitees, or any persons claiming by, through, or under the other party; or because of the failure of any public utility to furnish services; or because of order or regulation of any federal, state, county or municipal authority (collectively, “Force Majeure Events”). Nothing in this Section 10.1 shall limit or otherwise modify or waive Tenant’s obligation to pay Base Rent and Additional Rent as and when due pursuant to the terms of this Lease.

ARTICLE 11
CONSTRUCTION, MECHANICS’ AND MATERIALMAN’S LIENS
11.1 Tenant shall not suffer or permit any construction, mechanics’ or materialman’s lien to be filed against the Premises or any portion of the Project by reason of work, labor services, or materials supplied or claimed to have been supplied to Tenant. Nothing herein contained shall be deemed or construed in any way as constituting the consent or request of Landlord, expressed or implied, by inference or otherwise, for any contractor, subcontractor, laborer, or materialman to perform any labor or to furnish any materials or to make any specific improvement, alteration, or repair of or to the Premises or any portion of the Project; nor of giving Tenant any right, power, or authority to contract for, or permit the rendering of, any services or the furnishing of any materials that could give rise to the filing of any construction, mechanics’ or materialman’s lien against the Premises or any portion of the Project.
11.2 If any such construction, mechanics’ or materialman’s lien shall at any time be filed against the Premises or any portion of the Project as the result of any act or omission of Tenant, Tenant covenants that it shall, within twenty (20) days after the filing of the claim for lien, procure the discharge thereof by payment or by giving security or in such other manner as is or may be required or permitted by law or which shall otherwise satisfy Landlord. If Tenant fails to take such action, Landlord, in addition to any other right or remedy it may have, may take such action as may be reasonably necessary to protect its interests. Any amounts paid by Landlord in connection with such action, all other expenses of Landlord incurred in connection therewith, including reasonable attorneys’ fees, court costs, and other necessary disbursements, together with interest thereon at the Interest Rate from the date incurred, shall be repaid by Tenant to Landlord within ten (10) days after demand.
ARTICLE 12
ARBITRATION
12.1 If a dispute arises under Article 5 above, the same shall be submitted to arbitration in accordance with the provisions of applicable state law, if any, as from time to time amended. Arbitration proceedings, including the selection of an arbitrator, shall be conducted pursuant to the rules, regulations, and procedures from time to time in effect as promulgated by the American Arbitration Association (the “Association”). Prior written notice of application by either party for arbitration shall be given to the other at least ten (10) days before submission of the application to the said Association’s office in the city wherein the Building is situated (or the nearest other city having an Association office). The arbitrator shall hear the parties and their evidence. The decision of the arbitrator may be entered in the appropriate court of law; and the parties consent to the jurisdiction of such court and further agree that any process or notice of motion or other application to the court or a judge thereof may be served outside the state wherein the Building is situated by registered mail or by personal service, provided a reasonable time for appearance is allowed. The costs and expenses of each arbitration hereunder and their apportionment between the parties shall be determined by the arbitrator in his or her award or decision, subject to the last sentence of this section. No arbitrable dispute shall be deemed to have arisen under this Lease (a) prior to the expiration of the period of twenty (20) days after the date of the giving of written notice by the party asserting the existence of the dispute, together with a description thereof sufficient for an understanding thereof, and (b) where Tenant disputes the amount of a Tenant payment required hereunder (e.g., Operating Expense excess under Article 5 hereof), prior to Tenant paying in full the amount billed by Landlord, including the disputed amount. The prevailing party in such arbitration shall be reimbursed for its expenses, including reasonable attorneys’ fees. Notwithstanding the foregoing, in no event shall this Article 12 affect or delay Landlord’s unlawful detainer rights under California law.
ARTICLE 13
INSURANCE
13.1 Landlord shall maintain, as a part of Operating Expenses, fire and extended coverage insurance on the Project in an amount equal to the full replacement cost of the Project, subject to such deductibles as Landlord may determine. Landlord shall not be obligated to insure, and shall not assume any liability of risk of loss for, any of Tenant’s furniture, equipment, machinery, goods, supplies, improvements or alterations upon the Premises. Such insurance shall be maintained with an insurance company selected, and in amounts desired, by Landlord or Landlord’s mortgagee, and payment for losses thereunder shall be made solely to Landlord subject to the rights of the holder of any mortgage or deed of trust which may now or hereafter encumber the Project. Additionally Landlord may maintain such additional insurance, including, without limitation, earthquake insurance, terrorism insurance flood insurance, liability insurance and/or rent insurance, as Landlord may in its sole discretion elect. The cost of all such additional insurance shall also be part of the Operating Expenses. Any or all of Landlord’s insurance may be provided by blanket coverage maintained by Landlord or any affiliate of Landlord under its insurance program for its portfolio of properties or by Landlord or any affiliate of Landlord’s program of self insurance, and in such event Operating Expenses shall include the portion of the reasonable cost of blanket insurance or self-insurance that is allocated to the Project.
13.2 Tenant, at its own expense, shall maintain with licensed insurers authorized to do business in the State of California and which are rated A- and have a financial size category of at least VIII in the most recent Best’s Key Rating Guide, or any successor thereto (or if there is none, an organization having a national reputation), (a) commercial general liability insurance, including Broad Form Property Damage and Contractual Liability with the following minimum limits: General Aggregate $5,000,000.00; Products/Completed Operations Aggregate $5,000,000.00; Each Occurrence $1,000,000.00; Personal and Advertising Injury $1,000,000.00; Medical Payments $5,000.00 per person, (b) Umbrella/Excess Liability on a following form basis with the following minimum limits: General Aggregate $3,000,000.00; Each Occurrence $3,000,000.00; (c) Workers’ Compensation with statutory limits; (d) Employer’s Liability insurance with the following limits: Bodily injury by disease per person $1,000,000.00; Bodily injury by accident policy limit $1,000,000.00; Bodily injury by disease policy limit $1,000,000.00;

and (e) property insurance on special causes of loss insurance form covering any and all personal property of Tenant including but not limited to alterations, improvements (exclusive of the Tenant Improvements), betterments, furniture, fixtures and equipment in an amount not less than their full replacement cost, with a deductible not to exceed $10,000.00. At all times during the Term, such insurance shall be maintained, and Tenant shall cause a current and valid certificate of such policies to be deposited with Landlord. If Tenant fails to have a current and valid certificate of such policies on deposit with Landlord at all times during the Term and such failure is not cured within three (3) business days following Tenant’s receipt of notice thereof from Landlord, Landlord shall have the right, but not the obligation, to obtain such an insurance policy, and Tenant shall be obligated to pay Landlord the amount of the premiums applicable to such insurance, together with interest thereon at the Interest Rate from the date incurred, within ten (10) days after Tenant’s receipt of Landlord’s request for payment thereof. Said policy of liability insurance shall name Landlord and Landlord’s managing agent as additional insureds and Tenant shall provide Landlord with no less than thirty (30) days’ written notice prior to any cancellation of such insurance.
13.3 Tenant shall adjust annually the amount of coverage established in Article 13.2 hereof to such amount as in Landlord’s reasonable opinion, adequately protects Landlord’s interest; provided the same is consistent with the amount of coverage customarily required of comparable tenants in Comparable Buildings.
13.4 Notwithstanding anything herein to the contrary, Landlord and Tenant each hereby waives any and all rights of recovery, claim, action, or cause of action against the other, its agents, employees, licensees, or invitees for any loss or damage to or at the Premises or the Project or any personal property of such party therein or thereon by reason of fire, the elements, or any other cause which would be insured against under the terms of (i) fire and extended coverage insurance or (ii) the liability insurance referred to in Article 13.2, to the extent of such insurance, regardless of cause or origin, including omission of the other party hereto, its agents, employees, licensees, or invitees. Landlord and Tenant covenant that no insurer shall hold any right of subrogation against either of such parties with respect thereto. This waiver shall be ineffective against any insurer of Landlord or Tenant to the extent that such waiver is prohibited by the laws and insurance regulations of the State of California. The parties hereto agree that any and all such insurance policies required to be carried by either shall be endorsed with a subrogation clause, substantially as follows: “This insurance shall not be invalidated should the insured waive, in writing prior to a loss, any and all right of recovery against any party for loss occurring to the property described therein,” and shall provide that such party’s insurer waives any right of recovery against the other party in connection with any such loss or damage.
13.5 If Tenant’s occupancy or conduct of business in or on the Premises, whether or not Landlord has consented to the same, results in any increase in premiums for the insurance carried from time to time by Landlord with respect to the Building, Tenant shall pay any such increase in premiums as Rent within ten (10) days after bills for such additional premiums shall be rendered by Landlord. In determining whether increased premiums are a result of Tenant’s use or occupancy of the Premises, a schedule issued by the organization computing the insurance rate on the Building showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up such rate. Tenant shall promptly comply with all reasonable requirements of the insurance authority or of any insurer now or hereafter in effect relating to the Premises.

ARTICLE 14
QUIET ENJOYMENT
14.1 Provided Tenant is not in default under this Lease after the expiration of any period for cure in the performance of all its obligations under this Lease, including, but not limited to, the payment of Rent and all other sums due hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance by Landlord, subject to the provisions and conditions set forth in this Lease.
ARTICLE 15
ALTERATIONS
15.1 Tenant agrees that it shall not make or allow to be made any alterations, physical additions, or improvements in or to the Premises without first obtaining the written consent of Landlord in each instance. As used herein, the term “Minor Alteration” refers to an alteration that (a) does not affect the outside appearance of the Building and is not visible from the Common Areas, (b) is non-structural and does not impair the strength or structural integrity of the Building, and (c) does not affect the mechanical, electrical, HVAC or other systems of the Building. Landlord agrees not to unreasonably withhold its consent to any Minor Alteration. Landlord’s consent to any other alteration may be conditioned, given, or withheld in Landlord’s sole discretion. Notwithstanding the foregoing, Landlord consents to any repainting, recarpeting, or other purely cosmetic changes or upgrades to the Premises, so long as (i) the aggregate cost of such work is less than $5,000.00 in any twelve-month period, (ii) such work constitutes a Minor Alteration (iii) no building permit is required in connection therewith, and (iv) such work conforms the then existing Specifications (as defined in the Work Letter). At the time of said request, Tenant shall submit to Landlord plans and specifications of the proposed alterations, additions, or improvements; and Landlord shall have a period of not less than thirty (30) days therefrom in which to review and approve or disapprove said plans; provided that if Landlord determines in good faith that Landlord requires a third party to assist in reviewing such plans and specifications, Landlord shall instead have a period of not less than sixty (60) days in which to review and approve or disapprove said plans. Tenant shall pay to Landlord upon demand a fee in the amount of ten percent (10%) of the costs of such alterations to compensate and reimburse Landlord for (A) reviewing said plans and specifications, and (B) inspecting the alterations, additions, or improvements to determine whether the same are being performed in accordance with the approved plans and specifications and all laws and requirements of public authorities, including, without limitation, the fees of any architect or engineer employed by Landlord for such purpose. In any instance where Landlord grants such consent, and permits Tenant to use its own contractors, laborers, materialmen, and others furnishing labor or materials for Tenant’s construction (collectively, “Tenant’s Contractors”), Landlord’s consent shall be deemed conditioned upon each of Tenant’s Contractors (1) working in harmony and not interfering with any laborer utilized by Landlord, Landlord’s contractors, laborers, or materialmen; (2) furnishing Landlord with evidence of acceptable liability insurance, worker’s compensation coverage and if required by Landlord, completion bonding, and if at any time such entry by one or more persons furnishing labor or materials for Tenant’s work shall cause such disharmony or interference, the consent granted by Landlord to Tenant may be withdrawn immediately upon written notice from Landlord to

Tenant. Tenant, at its expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of alterations, additions, or improvements and for final approval thereof upon completion, and shall cause any alterations, additions, or improvements to be performed in compliance therewith and with all applicable laws and requirements of public authorities and with all applicable requirements of insurance bodies. All alterations, additions, or improvements shall be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to be better than the original installations of the Building. Upon the completion of work and upon request by Landlord, Tenant shall provide Landlord copies of all unconditional waivers or releases of lien from each of Tenant’s Contractors. No alterations, modifications, or additions to the Project or the Premises shall be removed by Tenant either during the Term or upon the Expiration Date or the Termination Date without the express written approval of Landlord; provided, however that Landlord may require that Tenant remove, at Tenant’s sole expense, any or all such alterations, modifications, or additions to the Project or the Premises upon the Expiration Date or the Termination Date and return each of the Premises and the Project to its condition prior to the effectuation of such alterations, modifications or additions. Tenant shall not be entitled to any reimbursement or compensation resulting from its payment of the cost of constructing all or any portion of said improvements or modifications thereto unless otherwise expressly agreed by Landlord in writing. Tenant agrees specifically that no food, soft drink, or other vending machine shall be installed within the Premises, without the prior written consent of Landlord.
15.2 Landlord’s approval of Tenant’s plans for work shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules, and regulations of governmental agencies or authorities, including, but not limited to, the Americans with Disabilities Act. Landlord may, at its option, at Tenant’s expense, require that Landlord’s contractors be engaged for any work upon the integrated Building mechanical or electrical systems or other Building or leasehold improvements.
15.3 At least five (5) days prior to the commencement of any work permitted to be done by persons requested by Tenant on the Premises, Tenant shall notify Landlord of the proposed work and the names and addresses of Tenant’s Contractors. During any such work on the Premises, Landlord, or its representatives, shall have the right to go upon and inspect the Premises at all reasonable times, and shall have the right to post and keep posted thereon building permits or to take any further action which Landlord may deem to be proper for the protection of Landlord’s interest in the Premises. Tenant shall comply with the requirements of Section 3110.5 of the California Civil Code as the contracting owner, to the extent applicable, and prior to commencement of construction, Tenant shall provide Landlord with evidence of compliance with said statute. Tenant acknowledges that the contractual waiver of the benefits of California Civil Code Section 3110.5 is expressly declared to be against public policy.

ARTICLE 16
FURNITURE, FIXTURES, AND PERSONAL PROPERTY
16.1 Tenant, at its sole cost and expense, may remove its trade fixtures, office supplies and moveable office furniture and equipment not attached to the Project or Premises provided:
16.1.1 Such removal is made prior to the Expiration Date or the Termination Date; and
16.1.2 Tenant promptly repairs all damage caused by such removal.
16.2 If Tenant does not remove its trade fixtures, office supplies, and moveable furniture and equipment as herein above provided prior to the Expiration Date or the Termination Date, then, in addition to its other remedies, at law or in equity, Landlord shall have the right to have such items removed and stored at Tenant’s sole cost and expense and all damage to the Project or the Premises resulting from said removal shall be repaired at the cost of Tenant; Landlord may elect that such items automatically become the property of Landlord upon the Expiration Date or the Termination Date, and Tenant shall not have any further rights with respect thereto or reimbursement therefor subject to the provisions of applicable law. All other property in the Premises, any alterations, or additions to the Premises (including wall-to-wall carpeting, paneling, wall covering, specially constructed or built-in cabinetry or bookcases), and any other article attached or affixed to the floor, wall, or ceiling of the Premises shall become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the Expiration or Termination Date regardless of who paid therefor; and Tenant hereby waives all rights to any payment or compensation therefor. If, however, Landlord so requests, in writing, Tenant shall remove, prior to the Expiration Date or the Termination Date, any and all alterations, additions, fixtures, equipment, and property placed or installed in the Premises and shall repair any damage caused by such removal.
16.3 All the furnishings, fixtures, equipment, effects, and property of every kind, nature, and description of Tenant and of all persons claiming by, through, or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or elsewhere in the Project shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water, or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft, or from any other cause, no part of said loss or damage is to be charged to or be borne by Landlord unless due to the gross negligence or willful misconduct of Landlord or its employees, agents or contractors; provided, however, that in no event shall Landlord be liable for lost profit or consequential or punitive damages.
ARTICLE 17
PERSONAL PROPERTY AND OTHER TAXES
17.1 During the Term hereof, Tenant shall pay, prior to delinquency, all business and other taxes, charges, notes, duties, and assessments levied, and rates or fees imposed, charged, or assessed against or in respect of Tenant’s occupancy of the Premises or in respect of the personal property, trade fixtures, furnishings, equipment, and all other personal and other property of Tenant contained in the Project, and shall hold Landlord harmless from and against all payment of such taxes, charges, notes, duties, assessments, rates, and fees, and against all loss, costs, charges, notes, duties, assessments, rates, and fees, and any and all such taxes. Tenant shall cause said fixtures, furnishings, equipment, and other personal property to be assessed and billed separately from the real and personal property of Landlord. In the event any or all of Tenant’s fixtures, furnishings, equipment, and other personal property shall be assessed and taxed with Landlord’s real property, Tenant shall pay to Landlord Tenant’s share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant’s property.

ARTICLE 18
ASSIGNMENT AND SUBLETTING
18.1 Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld (except that Landlord shall in no event be obligated to consent to an encumbrance of this Lease or any transfer by operation of law other than in connection with a sale by Tenant of all or substantially all of its assets or all or substantially all of its ownership interests or a merger or consolidation of Tenant): (a) assign, convey, mortgage or otherwise transfer this Lease or any interest hereunder, or sublease the Premises, or any part thereof, whether voluntarily or by operation of law; or (b) permit the use of the Premises or any part thereof by any person other than Tenant and its employees. Any such transfer, sublease or use described in the preceding sentence (a “Transfer”) occurring without the prior written consent of Landlord shall, at Landlord’s option, be void and of no effect. Landlord’s consent to any Transfer shall not constitute a waiver of Landlord’s right to withhold its consent to any future Transfer. Landlord may require as a condition to its consent to any assignment of this Lease that the assignee execute an instrument in which such assignee assumes the obligations of Tenant hereunder; provided that the acceptance of any assignment of this Lease by the applicable assignee shall automatically constitute the assumption by such assignee of all of the obligations of Tenant under this Lease. The voluntary surrender of this Lease by Tenant or a mutual cancellation hereof shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or may, at the option of Landlord, operate as an assignment to Landlord of Tenant’s interest in any or all such subleases. Tenant acknowledges that the limitations on assignment and subletting contained in this Article 18 are expressly authorized by California Civil Code Section 1995.010 et seq., and are fully enforceable by Landlord against Tenant.
18.2 A sale, transfer, pledge, or hypothecation by Tenant of all or substantially all of its assets or all or substantially all of its ownership interests or the ability to control its day to day operations without the prior written consent of Landlord, whether or not accomplished by one or more related or unrelated transactions, shall constitute a Transfer for purposes of this Article 18.
18.3 If Tenant desires the consent of Landlord to a Transfer, Tenant shall submit to Landlord, at least thirty (30) business days prior to the proposed effective date of the Transfer, a written notice (the “Transfer Notice”) which includes (a) the name of the proposed sublessee or assignee, (b) the nature of the proposed sublessee’s or assignee’s business, (c) the terms and provisions of the proposed sublease or assignment, and (d) current, certified financial statements and information on the proposed sublessee or assignee. Upon receipt of the Transfer Notice, Landlord may reasonably request additional information concerning the Transfer or the proposed sublessee or assignee (the “Additional Information”). Landlord shall not unreasonably withhold its consent to any assignment or sublease (excluding an encumbrance or transfer by operation of law other than in connection with a sale by Tenant of all or substantially all of its assets or all or substantially all of its ownership interests or a merger or consolidation of Tenant), which consent or lack thereof shall be provided within twenty (20) business days of receipt of Tenant’s Transfer Notice; provided, however, Tenant hereby agrees that it shall be a reasonable basis for Landlord to withhold its consent if Landlord has not received the Additional Information requested by Landlord. Without limitation on other reasonable grounds pursuant to which Landlord may withhold its consent, Landlord shall not be deemed to have unreasonably withheld its consent if, in the judgment of Landlord: (i) the transferee is of a character or engaged in a business which is not in keeping with the standards or criteria used by Landlord in leasing the Building, or the general character or quality of the Building; (ii) the net effective rent payable by the transferee (adjusted on a rentable square foot basis) is less than the net effective market rent for new leases in the Building for comparable size space for a comparable period of time; (iii) the financial condition of the transferee is such that it may not be able to perform its obligations in connection with this Lease; (iv) the transferee is a tenant of the Project or is negotiating with Landlord (or has negotiated with Landlord in the last six (6) months) for space in the Project (or is negotiating with an affiliate of Landlord or has negotiated with an affiliate of Landlord in the last six (6) months for space in the vicinity of the Project), (v) the transferee is a governmental unit, agency or instrumentality; (vi) the transferee’s proposed use of the Premises would violate any provision of this Lease; (vii) in the reasonable judgment of Landlord, such a Transfer would violate any term, condition, covenant, or agreement of Landlord involving the Project or any other tenant’s lease within it; or (viii) an Event of Default has occurred and is continuing. Notwithstanding any contrary provision of law, including, without limitation, California Civil Code Section 1995.310, the provisions of which Tenant hereby waives, Tenant hereby waives any right to terminate the Lease and/or recover damages as remedies for Landlord wrongfully withholding its consent to any Transfer and agrees that Tenant’s sole and exclusive remedy therefor shall be to seek specific performance of Landlord’s obligation to consent to such Transfer or to initiate the expedited arbitration procedures then in place with the American Arbitration Association’s office in San Diego.
18.4 Landlord and Tenant agree that, in the event of any approved assignment or subletting, the rights of any such assignee or sublessee of Tenant herein shall be subject to all of the terms, conditions, and provisions of this Lease, including, without limitation, restriction on use, assignment, and subletting and the covenant to pay Rent. Landlord may collect Rent directly from such assignee or sublessee and apply the amount so collected to the Rent herein reserved. No such consent to or recognition of any such assignment or subletting shall constitute a release of Tenant or any guarantor of Tenant’s performance hereunder from further performance by Tenant or such guarantor of covenants undertaken to be performed by Tenant herein. Tenant and any such guarantor shall remain liable and responsible for all Rent and other obligations herein imposed upon Tenant, and Landlord may condition its consent to any Transfer upon the receipt of a written reaffirmation from Tenant and each such guarantor in a form acceptable to Landlord (which shall not be construed to imply that the occurrence of a Transfer without such a reaffirmation would operate to release Tenant or any guarantor). Consent by Landlord to a particular assignment, sublease, or other transaction shall not be deemed a consent to any other or subsequent transaction. In any case where Tenant desires to assign, sublease or enter into any related or similar transaction, whether or not Landlord consents to such assignment, sublease, or other transaction, Tenant shall pay any reasonable attorneys’ fees incurred by Landlord in connection with such assignment, sublease or other transaction, including, without limitation, fees incurred in reviewing documents relating to, or evidencing, said assignment, sublease, or other transaction. All documents utilized by Tenant to evidence any subletting or assignment for which Landlord’s consent has been requested and is required hereunder, shall be subject to prior approval (not to be unreasonably withheld, conditioned or delayed) by Landlord or its attorney, and must be approved by Landlord prior to the Transfer becoming effective.

18.5 Other than in connection with a sale by Tenant of all or substantially all of its assets or all or substantially all of its ownership interests or a consolidation or merger of Tenant or an assignment or sublease to an affiliate of Tenant (so long as such assignee or sublessee remains an affiliate of Tenant) which is not a subterfuge to avoid the effect of this Section 18.5, Tenant shall be bound and obligated to pay Landlord a portion of any sums or economic consideration payable to Tenant by any sublessee, assignee, licensee, or other transferee, within ten (10) days following receipt thereof by Tenant from such sublessee, assignee, licensee, or other transferee, as the case might be, as follows:
18.5.1 In the case of an assignment fifty percent (50%) of any sums or other economic consideration received by Tenant as a result of such assignment shall be paid to Landlord after first deducting the reasonable leasehold improvements, leasing commissions, legal fees and other reasonable, customary and market based concessions paid for by Tenant in connection with such assignment.
18.5.2 In the case of a subletting fifty percent (50%) of any sums or economic consideration received by Tenant as a result of such subletting shall be paid to Landlord after first deducting (i) the Rent then due hereunder prorated to reflect only Rent allocable to the sublet portion of the Premises, and (ii) the reasonable leasehold improvements, leasing commissions, legal fees and other reasonable, customary and market based concessions paid for by Tenant in connection with such subletting, all of which items described in this clause (ii) shall be amortized over the term of the sublease.
18.6 If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. Section 101 et seq. or any successor or substitute therefor (the “Bankruptcy Code”), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord, and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any such monies or other consideration not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid or delivered to Landlord. Any person or entity to whom this Lease is so assigned shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease. Any such assignee shall, upon demand therefor, execute and deliver to Landlord an instrument confirming such assumption.

18.7 Notwithstanding anything to the contrary contained in this Lease, Landlord shall have the following option with respect to any subletting where more than fifty percent (50%) of the Premises would be or is subject to subleases or for a term in excess of fifty percent (50%) of the remainder of the Term or any assignment proposed by Tenant:
18.7.1 By written notice to Tenant (the “Recapture Notice”) within thirty (30) days after receiving any Transfer Request to recapture the portion of the Premises covered by the proposed sublease or the entire Premises in the case of an assignment (the “Subject Space”) by terminating this Lease with respect to the Subject Space; provided that Tenant shall have the right to revoke its Transfer Notice upon receipt of a Recapture Notice by giving Landlord notice of such revocation within ten (10) days after receipt of the Recapture Notice. A timely Recapture Notice terminates this Lease with respect to the Subject Space, effective as of the date specified in the Transfer Notice. After such termination, Landlord may (but shall not be obligated to) enter into a lease with the party to the sublease or assignment proposed by Tenant.
18.7.2 To determine the new Base Rent under this Lease in the event Landlord recaptures the Subject Space without terminating this Lease as to all of the Premises, the original Base Rent under the Lease shall be multiplied by a fraction, the numerator of which is the rentable square feet of the Premises retained by Tenant after Landlord’s recapture and the denominator of which is the total rentable square feet in the Premises before Landlord’s recapture. The Additional Rent, to the extent that it is calculated on the basis of the rentable square feet within the Premises, shall be reduced to reflect Tenant’s proportionate share based on the rentable square feet of the Premises retained by Tenant after Landlord’s recapture. This Lease as so amended shall continue thereafter in full force and affect. Either party may require a written confirmation of the amendments to this Lease necessitated by Landlord’s recapture of the Subject Space. If Landlord recaptures the Subject Space, Landlord shall, at Landlord’s sole expense, construct any partitions required to segregate the Subject Space from the remaining Premises retained by Tenant. Tenant shall, however, pay for painting, covering or otherwise decorating the surfaces of the partitions facing the remaining Premises retained by Tenant.
ARTICLE 19
FIRE AND CASUALTY
19.1 If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. If the Project shall be damaged by fire or other casualty and any of the following applies: (a) substantial alteration or reconstruction of the Project is, in Landlord’s reasonable opinion, required (whether or not the Premises shall have been damaged by such fire or other casualty), (b) any mortgagee under a mortgage or deed of trust covering the Project requires that the insurance proceeds payable as a result of said fire or other casualty be used to retire all or any portion of the mortgage debt, (c) the Project is damaged as a result of a risk that is not covered by Landlord’s insurance or the net insurance proceeds received by Landlord is insufficient to pay for the restoration of the damage in full, or (d) the Premises is materially damaged during the last year of the Term, then Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within thirty (30) days after the date of such damage or casualty, in which event the Rent hereunder shall be abated as of the date of such notice. In cases of less than such substantial damage and upon receipt of the insurance proceeds sufficient to pay for the restoration of the damage in full, Landlord shall restore and repair the Premises, provided, Landlord shall not be required to repair (i) any damage caused by Tenant, (ii) any of Tenant’s trade fixtures, personal property, machinery or equipment or (iii) any alterations installed by Tenant.
19.2 If Landlord elects not to terminate this Lease as herein provided and if repairs have not been substantially completed within one (1) year (as extended for delays brought about by Force Majeure Events), this Lease may be immediately terminated by Tenant by serving written notice upon Landlord prior to substantial completion.

19.3 To the extent of the insurance proceeds available to Landlord (net of collection costs) therefor, Landlord shall repair and restore the Project and/or the Premises to substantially the same condition in which they were immediately prior to the fire or other casualty, except that Landlord shall not be required to rebuild, repair, or replace any part of Tenant’s furniture, fixtures, furnishings, or equipment or any alterations, additions, or improvements made by Tenant to the Premises pursuant to Article 15 of this Lease. Landlord’s repair or restoration work shall not exceed the scope of work done in originally constructing the Project and the Premises. Landlord shall not be liable for any inconvenience, annoyance, or injury done to the business of Tenant resulting in any way from such damage or the repair thereof and Tenant’s obligations to pay Rent shall continue unabated, except Landlord shall allow Tenant an equitable reduction of Rent during the time and to the extent the Premises are unfit for occupancy and not occupied by Tenant, save for Tenant’s fault or negligence herein below described.
19.4 If the Premises or the Project shall be totally or partially damaged by fire or other casualty resulting from the fault or negligence of Tenant, or its agents, employees, licensees, or invitees, such damage shall be repaired by and at the expense of Tenant (to the extent that such destruction or damage is not covered by the fire and extended coverage insurance carried by Landlord as provided herein), under the direction and supervision of Landlord, and Rent shall continue without abatement, except to the extent Landlord actually receives proceeds of rent abatement insurance attributable to Tenant’s lease.
19.5 The provisions of this Lease, including this Article 19, constitute an express agreement between Landlord and Tenant with respect to damage to, or destruction of, all or any portion of the Premises or the Project, and any statute or regulation of the State of California, including without limitation Sections 1932 and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties (and any other statute or regulation now or hereafter in effect with respect to such rights or obligations), shall have no application to this Lease or to any damage or destruction to all or any portion of the Premises or the Project.
ARTICLE 20
CONDEMNATION
20.1 If there shall be taken by exercise of the power of eminent domain, or by conveyance in lieu, during the Term any material part of the Premises, the Building or the Project, Landlord may elect to terminate this Lease upon written notice to Tenant within thirty (30) days after the date of such taking or transfer in lieu thereof or to continue the same in effect. All compensation awarded for any taking (or the proceeds of private sale in lieu thereof) of the Premises, Building or Project shall be the property of Landlord, and Tenant hereby assigns its interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for the taking of Tenant’s fixtures and other personal property or moving expenses if a separate award for such items is made to Tenant. If this Lease is terminated as a result of any such exercise of the power of eminent domain, Rent shall be payable up to the date that possession is taken by the condemning authority; Landlord shall refund to Tenant any prepaid unaccrued Rent, less any sum then owing by Tenant to Landlord; and Tenant shall have no claim against Landlord for the value of any unexpired portion of the Term. If such condemnation does not result in the termination of this Lease, the Rent thereafter to be paid shall be proportionately reduced as to the space affected. Tenant hereby waives any and all rights it might otherwise have pursuant to Sections 1265.120 or 1265.130 of the California Code of Civil Procedure.

ARTICLE 21
HOLD HARMLESS
21.1 Tenant agrees to defend, with counsel approved by Landlord, all actions against Landlord, any partner, trustee, stockholder, officer, director, employee, or beneficiary of Landlord, holders of mortgages secured by the Premises or the Project and any other party having an interest therein (the “Indemnified Parties”) with respect to, and to pay, protect, indemnify, and save harmless, to the extent permitted by law, all Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys’ fees and expenses), causes of action, suits, claims, demands, or judgments of any nature to which any Indemnified Party is subject because of its estate or interest in the Premises or the Project arising from (a) injury to or death of any person, or damage to or loss of property on the Premises, the Project, on adjoining sidewalks, streets or ways, or, in any of the foregoing cases, connected with the use, condition, or occupancy of the Premises, the Project sidewalks streets, or ways, except to the extent, if any, caused by the gross negligence or willful misconduct of Landlord or its employees, contractors or agents, (b) any violation of this Lease by or attributable to Tenant, or (c) any act, fault, omission, or other misconduct of Tenant or its agents, contractors, licenses, sublessees, or invitees. Tenant agrees to use and occupy the Premises and other facilities of the Project at its own risk, and hereby releases the Indemnified Parties from any and all claims for any damage or injury to the fullest extent permitted by law.
21.2 Tenant agrees that Landlord shall not be responsible or liable to Tenant, its agents, employees, or invitees for fatal or non-fatal bodily injury or property damage occasioned by the acts or omissions of any other tenant, or such other tenant’s agents, employees, licensees, or invitees, of the Project. Landlord shall not be liable to Tenant for losses due to theft, burglary, or damages done by persons on the Project.
ARTICLE 22
DEFAULT BY TENANT
22.1 The term “Event of Default” refers any event or circumstance described elsewhere in this Lease as an “Event of Default” and to the occurrence of any one (1) or more of the following:
22.1.1 Failure of Tenant to pay when due any sum required to be paid hereunder which is not received by Landlord within five (5) business days after the date due (the “Monetary Default”);

22.1.2 Failure of Tenant, after fifteen (15) days written notice thereof, to perform any of Tenant’s obligations, covenants, or agreements except a Monetary Default, provided that if the cure of any such failure is not reasonably susceptible of performance within such fifteen (15) day period, then an Event of Default of Tenant shall not be deemed to have occurred so long as Tenant has promptly commenced within said fifteen (15) day period, and thereafter diligently prosecutes, such cure to completion and completes that cure within thirty (30) days from the date of such written notice;
22.1.3 Tenant admits in writing that it cannot meet its obligations as they become due; or is declared insolvent according to any law; or assignment of Tenant’s property is made for the benefit of creditors; or a receiver or trustee is appointed for Tenant or its property; or the interest of Tenant under this Lease is levied on under execution or other legal process; or any petition is filed by or against Tenant to declare Tenant bankrupt or to delay, reduce, or modify Tenant’s debts or obligations; or any petition filed or other action taken to reorganize or modify Tenant’s capital structure if Tenant is a corporation or other entity. Any such levy, execution, legal process, or petition filed against Tenant shall not constitute a breach of this Lease provided Tenant shall vigorously contest the same by appropriate proceedings and shall remove or vacate the same within sixty (60) days from the date of its creation, service, or filing;
22.1.4 The abandonment of the Premises by Tenant, which shall mean that Tenant has vacated the Premises for twenty (20) consecutive business days, whether or not Tenant is in Monetary Default;
22.1.5 The discovery by Landlord that any financial statement given to Landlord by Tenant or any of its assignees, subtenants, successors-in-interest was materially false; or
22.1.6 If Tenant shall die, cease to exist as a corporation, partnership or other legal entity, or be otherwise dissolved or liquidated or become insolvent, or shall make a transfer in fraud of creditors.
22.2 In the event of any Event of Default by Tenant, Landlord, at its option, may pursue one or more of the following remedies without notice or demand in addition to all other rights and remedies provided for at law or in equity:
22.2.1 Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate, in writing, Tenant’s right to possession, and Landlord shall have the right to collect Rent when due. Landlord may enter the Premises and relet it, or any part of it, to third parties for Tenant’s account, provided that any Rent in excess of the Rent due hereunder shall be payable to Landlord. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, brokers’ commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. Reletting may be for a period shorter or longer than the remaining Term of this Lease. Tenant shall pay to Landlord the Rent and other sums due under this Lease on the dates the Rent is due, less the Rent and other sums Landlord receives from any reletting. No act by Landlord allowed by this Section 22.2.1 shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease.

“The lessor has the remedy described in Civil Code Section 1951.4 (lessor may continue the lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign subject only to reasonable limitations).”
22.2.2 Landlord may terminate Tenant’s right to possession of the Premises at any time by giving written notice to that effect. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession. On termination, Landlord shall have the right to remove all personal property of Tenant and store it at Tenant’s cost and to recover from Tenant as damages: (i) the worth at the time of award of unpaid Rent and other sums due and payable which had been earned at the time of termination; plus (ii) the worth at the time of award of the amount by which the unpaid Rent and other sums due and payable which would have been payable after termination until the time of award exceeds the amount of the Rent loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid Rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of the Rent loss that Tenant proves could be reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord: (A) in retaking possession of the Premises, including reasonable attorneys’ fees and costs therefor; (B) maintaining or preserving the Premises for reletting to a new tenant, including repairs or alterations to the Premises for the reletting; (C) leasing commissions; (D) any other costs necessary or appropriate to relet the Premises; and (E) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California.
The “worth at the time of award” of the amounts referred to in Sections 22.2.2(i) and 22.2.2(ii) shall be calculated by allowing interest at the lesser of twelve percent (12%) per annum or the maximum rate permitted by law to be charged by Landlord, on the unpaid Rent and other sums due and payable from the termination date through the date of award. The “worth at the time of award” of the amount referred to in Section 22.2.2(iii) shall be calculated by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179 and California Civil Code Section 3275, or under any other present or future law, if Tenant is evicted or Landlord takes possession of the Premises by reason of any Event of Default by Tenant.
22.3 If Landlord shall exercise any one or more remedies hereunder granted or otherwise available, it shall not be deemed to be an acceptance or surrender of the Premises by Tenant whether by agreement or by operation of law; it is understood that such surrender can be effected only by the written agreement of Landlord and Tenant. No alteration of security devices and no removal or other exercise of dominion by Landlord over the property of Tenant or others in the Premises shall be deemed unauthorized or constitute a conversion, Tenant hereby consenting to the aforesaid exercise of dominion over Tenant’s property within the Premises after any Event of Default.

22.4 Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, including, but not limited to, suits for injunctive relief and specific performance. The exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity, or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord for any or all other rights or remedies provided for in this Lease or now or hereafter existing at or in equity or by statute or otherwise. All such rights and remedies shall be considered cumulative and non-exclusive. All costs incurred by Landlord in connection with collecting any Rent or other amounts and damages owing by Tenant pursuant to the provisions of this Lease, or to enforce any provision of this Lease, including reasonable attorneys’ fees from the date such matter is turned over to an attorney, whether or not one or more actions are commenced by Landlord, shall also be recoverable by Landlord from Tenant. If any notice and grace period required under Section 22.1.1 or 22.1.2 was not previously given, a notice to pay rent or quit, or to perform or quit, as the case may be, given to Tenant under any statute authorizing the forfeiture of leases for unlawful detainer shall also constitute the applicable notice for grace period purposes required by Section 22.1.1 or 22.1.2. In such case, the applicable grace period under Section 22.1.1 or 22.1.2 and under the unlawful detainer statute shall run concurrently after the one such statutory notice, and the failure of Tenant to cure the default within the greater of the two (2) such grace periods shall constitute both an unlawful detainer and an Event of Default entitling Landlord to the remedies provided for in this Lease and/or by said statute.
22.5 If Tenant should fail to make any payment or cure any default hereunder within the time herein permitted and such failure constitutes an Event of Default (except in the case where if Landlord in good faith believes that action prior to the expiration of any cure period under Section 22.1 is necessary to prevent damage to persons or property, in which case Landlord may act without waiting for such cure period to expire), Landlord, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such default for the account of Tenant (and enter the Premises for such purpose), and thereupon, Tenant shall be obligated and hereby agrees to pay Landlord, upon demand, all reasonable costs, expenses, and disbursements, plus ten percent (10%) overhead cost incurred by Landlord in connection therewith.
22.6 In addition to Landlord’s rights set forth above, if Tenant fails to pay its Rent or any other amounts owing hereunder on the due date thereof more than two (2) times during any calendar year during the Term, then upon the occurrence of the third or any subsequent default in the payment of monies during said calendar year, Landlord, at its sole option, shall have the right to require that Tenant, as a condition precedent to curing such default, pay to Landlord, in check or money order, in advance, the Rent and Landlord’s estimate of all other amounts which will become due and owing hereunder by Tenant for a period of two (2) months following said cure. All such amounts shall be paid by Tenant within thirty (30) days after notice from Landlord demanding the same. All monies so paid shall be retained by Landlord, without interest, for the balance of the Term and any extension thereof, and shall be applied by Landlord to the last due amounts owing hereunder by Tenant. If, however, Landlord’s estimate of the Rent and other amounts for which Tenant is responsible hereunder are inaccurate, when such error is discovered, Landlord shall pay to Tenant, or Tenant shall pay to Landlord, within thirty (30) days after written notice thereof, the excess or deficiency, as the case may be, which is required to reconcile the amount on deposit with Landlord with the actual amounts for which Tenant is responsible.

22.7 Nothing contained in this Section shall limit or prejudice the right of Landlord to prove and obtain as damages in any bankruptcy, insolvency, receivership, reorganization, or dissolution proceeding, an amount equal to the maximum allowed by any statute or rule of law governing such a proceeding and in effect at the time when such damages are to be proved, whether or not such amount be greater, equal, or less than the amounts recoverable, either as damages or Rent, referred to in any of the preceding provisions of this Article. Notwithstanding anything contained in this Article to the contrary, any such proceeding or action involving bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, or appointment of a receiver or trustee, as set forth above, shall be considered to be an Event of Default only when such proceeding, action, or remedy shall be taken or brought by or against the then holder of the leasehold estate under this Lease.
22.8 If Landlord receives a partial payment of the amounts then actually owing under this Lease, Landlord shall apply such payment to those amounts actually owing, such application to be determined by Landlord notwithstanding any contrary directions by Tenant, and such payment shall constitute payment only of the amount to which such payment is so applied. No endorsement or statement on any check or letter of Tenant shall be deemed an accord and satisfaction or recognized for any purpose whatsoever. The acceptance of any such check or payment shall be without prejudice to Landlord’s rights to recover any and all amounts owed by Tenant hereunder and shall not be deemed to cure any other default nor prejudice Landlord’s rights to pursue any other available remedy, Landlord’s acceptance of partial payment of rent does not constitute a waiver of any rights, including without limitation any right Landlord may have to recover possession of the Premises.
22.9 Tenant waives the right to terminate this Lease on Landlord’s default under this Lease. Tenant’s sole remedy on Landlord’s default is an action for damages or injunctive or declaratory relief. Landlord’s failure to perform any of its obligations under this Lease shall constitute a default by Landlord under this Lease if the failure continues for thirty (30) days after written notice of the failure from Tenant to Landlord. If the required performance cannot be completed within thirty (30) days, Landlord’s failure to perform shall constitute a default under the Lease unless Landlord undertakes to cure the failure within thirty (30) days and diligently and continuously attempts to complete this cure as soon as reasonably possible. All obligations of each party hereunder shall be construed as covenants, not conditions.

ARTICLE 23
LIEN FOR RENT
23.1 To secure the payment of all Rent due and to become due hereunder and the faithful performance of all the other covenants of this Lease required to be performed by Tenant, Tenant hereby gives to Landlord an express contract lien on and first security interest in and to all property, equipment, machinery, trade fixtures, chattels, and merchandise (“Lien”) which may be placed in the Premises, and also upon all proceeds of any insurance which may accrue to Tenant by reason of damage to or destruction of any such property, and agrees that this Lease shall constitute a security agreement with respect thereto. All exemption laws are hereby waived by Tenant. This Lien is given in addition to any statutory liens and shall be cumulative thereto. Tenant authorizes Landlord to file UCC-1 Financing Statements referencing this Security Agreement in a form satisfactory to Landlord, and to file originals of such statements with the Secretary of State and the clerk(s) of the county(ies) where (a) the Premises are located, and (b) Tenant maintain its principal business office or residence, or wherever else such statements would ordinarily be filed to protect creditor’s rights under California law. In addition to all other rights of Landlord under this Lease, upon Tenant’s default, Landlord shall have all of the remedies of a secured party with respect to said property, equipment, machinery, trade fixtures, chattels, and merchandise.
ARTICLE 24
INTENTIONALLY OMITTED
ARTICLE 25
ATTORNEYS’ FEES
25.1 All costs and expenses, including reasonable attorneys’ fees (whether or not legal proceedings are instituted), involved in collecting rents, enforcing the obligations of Tenant, or protecting the rights or interests of Landlord under this Lease, whether or not an action is filed, including without limitation the cost and expense of instituting and prosecuting legal proceedings or recovering possession of the Premises after default by Tenant or upon expiration or sooner termination of this Lease, shall be due and payable by Tenant on demand, as additional rent. In addition, and notwithstanding the foregoing, if either party hereto shall file any action or bring any proceeding against the other party arising out of this Lease or for the declaration of any rights hereunder, the prevailing party in such action shall be entitled to recover from the other party all costs and expenses, including reasonable attorneys’ fees incurred by the prevailing party, as determined by the trier of fact in such legal proceeding. For purposes of this provision, the terms “attorneys’ fees” or “attorneys’ fees and costs,” or “costs and expenses” shall mean the fees and expenses of legal counsel (including external counsel and in-house counsel) of the parties hereto, which include printing, photocopying, duplicating, mail, overnight mail, messenger, court filing fees, costs of discovery, and fees billed for law clerks, paralegals, investigators and other persons not admitted to the bar for performing services under the supervision and direction of an attorney. For purposes of determining in-house counsel fees, the same shall be considered as those fees normally applicable to a partner in a law firm with like experience in such field. In addition, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs incurred in enforcing any judgment arising from a suit or proceeding under this Lease, including without limitation post-judgment motions, contempt proceedings, garnishment, levy and debtor and third party examinations, discovery and bankruptcy litigation, without regard to schedule or rule of court purporting to restrict such award. This post-judgment award of attorneys’ fees and costs provision shall be severable from any other provision of this Lease and shall survive any judgment/award on such suit or arbitration and is not to be deemed merged into the judgment/award or terminated with the Lease. This post-judgment award of attorneys’ fees and costs provision shall be severable from any other provision of this Lease and shall survive any judgment/award on such suit or arbitration and is not to be deemed merged into the judgment/award or terminated with the Lease. FOR PURPOSES OF THIS LEASE, IF EITHER PARTY MAKES A SETTLEMENT OFFER TO THE OTHER PARTY IN CONNECTION WITH A DISPUTE, THEN THE TERM “PREVAILING PARTY” SHALL BE DEEMED TO INCLUDE AND CONSTITUTE A PERSON WHO IS ENTITLED TO BE PAID, OR WHO MAY BE, AT THE COURT’S DISCRETION, ENTITLED TO BE PAID, A REASONABLE SUM TO COVER CERTAIN POST OFFER COSTS PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 998, WHETHER OR NOT SUCH SETTLEMENT OFFER WAS MADE UNDER AND/OR PURSUANT TO SAID SECTION 998 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, AND THE PREVAILING PARTY IN SUCH EVENT WILL BE PERMITTED TO RECOVER ALL OF ITS ATTORNEYS’ FEES, COSTS AND EXPENSES, AND NOT ONLY ITS LITIGATION COSTS OR ITS ATTORNEYS’ FEES, COSTS AND EXPENSES INCURRED FROM AND AFTER THE DATE OF THE SETTLEMENT OFFER. FOR EXAMPLE, IF PARTY A MAKES A SETTLEMENT OFFER OF $100,000 TO PARTY B AND PARTY B REJECTS SUCH SETTLEMENT OFFER, AND PARTY B SUBSEQUENTLY RECOVERS $85,000 IN THE ARBITRATION OR LITIGATION, AS THE CASE MAY BE, THEN PARTY A WILL BE DEEMED FOR ALL PURPOSES HEREUNDER TO BE THE “PREVAILING PARTY,” AND PARTY A SHALL BE ENTITLED TO RECOVER FROM PARTY B ALL OF PARTY A’s ATTORNEYS’ FEES, COSTS AND EXPENSES INCURRED IN CONNECTION WITH THE DISPUTE (INCLUDING, WITHOUT LIMITATION, THOSE ATTORNEYS’ FEES, COSTS AND EXPENSES INCURRED PRIOR TO THE DATE THAT PARTY A COMMUNICATED SUCH SETTLEMENT OFFER TO PARTY B).
ARTICLE 26
NON-WAIVER
26.1 Neither acceptance of any payment by Landlord from Tenant nor, failure by Landlord to complain of any action, non-action, or default of Tenant shall constitute a waiver of any of Landlord’s rights hereunder. Time is of the essence with respect to the performance of every obligation of each party under this Lease in which time of performance is a factor. Waiver by either party of any right or remedy arising in connection with any default of the other party shall not constitute a waiver of such right or remedy or any other right or remedy arising in connection with either a subsequent default of the same obligation or any other default. No right or remedy of either party hereunder or covenant, duty, or obligation of any party hereunder shall be deemed waived by the other party unless such waiver is in writing, signed by the other party or the other party’s duly authorized agent.

ARTICLE 27
RULES AND REGULATIONS
27.1 Such reasonable rules and regulations for the safety, care, and cleanliness of the Project and the preservation of good order thereon are hereby made a part hereof as Exhibit D, and Tenant agrees to comply with all such rules and regulations. Landlord shall have the right at all times to change such rules and regulations in a non-discriminatory manner or to amend them in any reasonable and non-discriminatory manner as may be deemed advisable by Landlord, all of which changes and amendments shall be sent by Landlord to Tenant in writing and shall be thereafter carried out and observed by Tenant. Landlord shall not have any liability to Tenant for any failure of any other lessees of the Project to comply with such rules and regulations.
ARTICLE 28
ASSIGNMENT BY LANDLORD
28.1 Landlord shall have the right to transfer or assign its interest hereunder and in the Premises and the Project. In such event, Landlord shall be relieved of its obligations under this Lease, so long as such transferee or assignee takes such interest subject to the terms of this Lease.
ARTICLE 29
LIABILITY OF LANDLORD
29.1 Tenant agrees to look solely to Landlord’s interest in the Project for recovery of any judgment against Landlord arising in connection with this Lease, it being agreed that neither Landlord nor any successor or assign of Landlord nor any future owner of the Project, nor any partner, shareholder, or officer of any of the foregoing shall ever be personally liable for any such judgment.
ARTICLE 30
SUBORDINATION AND ATTORNMENT
30.1 This Lease, at Landlord’s option, shall be subordinate to any present or future: mortgage, ground lease or declaration of covenants regarding maintenance and use of any areas contained in any portion of the Building, and to any and all advances made under any present or future mortgage and to all renewals, modifications, consolidations, replacements, and extensions of any or all of same; provided, however, that Tenant’s quiet possession and all other rights of Tenant under this Lease will not be disturbed so long as no Event of Default has occurred. If any holder of a mortgage shall elect for this Lease to be superior to the lien of its mortgage and shall give written notice thereof to Tenant, then this Lease shall automatically be deemed prior to such mortgage whether this Lease is dated earlier or later than the date of said mortgage or the date of recording thereof. Within ten (10) days after receipt, Tenant agrees to execute such documents as may be further required to evidence such subordination (provided that such document includes the lender’s or mortgagee’s agreement not to disturb Tenant’s quiet possession and all other rights of Tenant under this Lease so long as an Event of Default has not occurred) or to make this Lease prior to the lien of any mortgage or deed of trust, as the case may be. Tenant’s failure to execute and deliver to Landlord such documents within said ten (10) day period shall, at Landlord’s option, constitute an Event of Default Tenant hereby attorns to all successor owners of the Building, whether or not such ownership is acquired as a result of a sale through foreclosure or otherwise. Lender shall use commercially reasonable efforts to obtain a subordination and non-disturbance agreement from any lender, now or in the future, whose lien is superior to Tenant’ s interest under this Lease; provided, however, that any such agreement may include commercially reasonable provisions in favor of such lender, including, without limitation, additional time on behalf of the lender to cure defaults of the Landlord and provide that (a) neither lender nor any successor-in-interest shall be bound by (i) any payment of the rent, additional rent, or other sum due under this Lease for more than 1 month in advance following the Commencement Date, or (ii) any amendment or modification of the Lease made without the express written consent of such lender or its successor-in-interest; (b) neither lender nor any successor-in-interest will be liable for (i) any act or omission or warranties of any prior landlord (including Landlord), (ii) the breach of any warranties or obligations relating to construction of improvements on the Project or any tenant finish work performed or to have been performed by any prior landlord (including Landlord), or (iii) the return of any security deposit, except to the extent such deposits have been received by Lender; and (c) neither lender nor any successor-in-interest shall be subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord).
30.2 Tenant shall, at such time or times as Landlord may request, upon not less than ten (10) days’ prior written request by Landlord, sign and deliver Landlord a certificate stating whether this Lease is in full force and effect; whether any amendments or modifications exist; whether any Monthly Rent has been prepaid and, if so, how much; whether there are any defaults, defenses, claims or offsets of the Tenant under the Lease; and such other information and agreements as may be reasonably requested, it being intended that any such statement delivered pursuant to this Article may be relied upon by Landlord and by any prospective purchaser of all or any portion of Landlord’s interest herein or in the Project, or a holder or prospective holder of any mortgage encumbering the Project. Tenant’s failure to execute and deliver to Landlord such statement within said ten (10) day period shall, at Landlord’s option, constitute an Event of Default and shall conclusively be deemed to be an admission by Tenant of the matters set forth in the request for an estoppel certificate.
30.3 Tenant shall deliver to Landlord prior to the execution of this Lease and thereafter at any time upon Landlord’s request, Tenant’s current audited financial statements, including a balance sheet and profit and loss statement for the most recent prior year (collectively, the “Statements”), which Statements shall accurately and completely reflect the financial condition of Tenant. Landlord shall have the right to deliver the same to any proposed purchaser of the Building or the Project, and to any encumbrancer of all or any portion of the Building or the Project.
30.4 Tenant acknowledges the Landlord is relying on the Statements in its determination to enter into this Lease, and Tenant represents to Landlord, which representation shall be deemed made on the date of this Lease and again on the Commencement Date, that no material change in the financial condition of Tenant, as reflected in the Statements, has occurred since the date Tenant delivered the Statements to Landlord. The Statements are represented and warranted by Tenant to be correct and to accurately and fully reflect Tenant’s true financial condition as of the date of submission of any Statements to Landlord.

ARTICLE 31
HOLDING OVER
If Tenant, or any party claiming under Tenant, retains possession of the Premises after the Expiration Date or Termination Date, such possession shall be that of a holdover tenant and an unlawful detainer. No tenancy or interest shall result from such possession, and such parties shall be subject to immediate eviction and removal. Tenant or any such party shall pay Landlord, as Base Rent for the period of such holdover, an amount equal to one hundred twenty-five percent (125%) of the Base Rent otherwise provided for herein during the first three (3) months of such holdover and one hundred fifty percent (150%) of the Base Rent otherwise provided for herein thereafter, together with all other Additional Rent and other amounts payable pursuant to the terms of this Lease. Tenant shall also be liable for any and all damages, costs and liabilities sustained by Landlord as a result of such holdover. Tenant shall vacate the Premises and deliver same to Landlord immediately upon Tenant’s receipt of notice from Landlord to so vacate. The Rent during such holdover period shall be payable to Landlord on demand. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend the term of this Lease. Notwithstanding the foregoing, so long as no Event of Default exists at the time Tenant gives the Holdover Notice (as hereinafter defined) or at the expiration of the Term, provided that Tenant gives Landlord written notice (the “Holdover Notice”) on or before March 1, 2011 of its election to holdover in the Premises, which Holdover Notice shall be irrevocable and shall specify the number of full months (up to three (3) months) Tenant desires to holdover in the Premises (the “Holdover Period”), the Term of the Lease shall be extended by the Holdover Period; provided, however, that that the Monthly Rent shall be $21,936.38 and the Holdover Period shall not extend the period by which Tenant may exercise the Relocation Option or the Extension Option (as hereinafter defined).
ARTICLE 32
SIGNS
32.1 Except as described in this Section 32.1, Tenant may not install any signs on or in the Project. Tenant, and each subtenant permitted under Article 18, shall, at Tenant’s expense, be entitled to one (1) Building standard line (i.e., name and suite number) on any Building directory for all of the tenants of the Building. Any signs, window coverings, or blinds (even if the same are located behind the Landlord approved window coverings for the Building), or other items visible from the exterior of the Premises or Building are subject to the prior approval of Landlord, in its sole and absolute discretion. Tenant shall have no right to conduct any auction in, on or about the Premises, the Building or the Project.

ARTICLE 33
HAZARDOUS SUBSTANCES
33.1 Except for Hazardous Material (as defined below) contained in products used by Tenant for ordinary cleaning and office purposes in quantities not violative of applicable Environmental Requirements, Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises and/or the Project or transport, store, use, generate, manufacture, dispose, or release any Hazardous Material on or from the Premises and/or the Project without Landlord’s prior written consent. Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements (as defined below) and all requirements of this Lease. Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant’s transportation, storage, use, generation, manufacture, or release of Hazardous Materials on the Premises, and Tenant shall promptly deliver to Landlord a copy of any notice of violation relating to the Premises or the Project of any Environmental Requirement.
33.2 The term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, permits, authorizations, orders, policies or other similar requirements of any governmental authority, agency or court regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; the Clean Air Act; the Clean Water Act; the Toxic Substances Control Act and all state and local counterparts thereto; all applicable California requirements, including, but not limited to, Sections 25115, 25117, 25122.7, 25140, 25249.8, 25281, 25316 and 25501 of the California Health and Safety Code and Title 22 of the California Code of Regulations, Division 4.5, Chapter 11, and any policies or rules promulgated thereunder as well as any County or City ordinances that may operate independent of, or in conjunction with, the State programs, and any common or civil law obligations including, without limitation, nuisance or trespass, and any other requirements of Article 3 of this Lease. The term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant that is or could be regulated under any Environmental Requirement or that may adversely affect human health or the environment, including, without limitation, any solid or hazardous waste, hazardous substance, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, synthetic gas, polychlorinated biphenyls (PCBs), and radioactive material). For purposes of Environmental Requirements, to the extent authorized by law, Tenant is and shall be deemed to be the responsible party, including without limitation, the “owner” and “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

33.3 Tenant, at its sole cost and expense, shall remove all Hazardous Materials stored, disposed of or otherwise released by Tenant, its assignees, subtenants, agents, employees, contractors or invitees onto or from the Premises, in a manner and to a level satisfactory to Landlord in its sole discretion, but in no event to a level and in a manner less than that which complies with all Environmental Requirements and does not limit any future uses of the Premises or require the recording of any deed restriction or notice regarding the Premises. Tenant shall perform such work at any time during the period of the Lease upon written request by Landlord or, in the absence of a specific request by Landlord, before Tenant’s right to possession of the Premises terminates or expires. If Tenant fails to perform such work within the time period specified by Landlord or before Tenant’s right to possession terminates or expires (whichever is earlier), Landlord may at its discretion, and without waiving any other remedy available under this Lease or at law or equity (including without limitation an action to compel Tenant to perform such work), perform such work at Tenant’s cost. Tenant shall pay all costs incurred by Landlord in performing such work within ten (10) days after Landlord’s request therefor. Such work performed by Landlord is on behalf of Tenant and Tenant remains the owner, generator, operator, transporter, and/or arranger of the Hazardous Materials for purposes of Environmental Requirements. Tenant agrees not to enter into any agreement with any person, including without limitation any governmental authority, regarding the removal of Hazardous Materials that have been disposed of or otherwise released onto or from the Premises without the written approval of the Landlord. The obligations of Tenant under this Article 33 shall survive any termination of this Lease.
33.4 Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including, without limitation, diminution in value of the Premises or the Project and loss of rental income from the Project), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, removal, repair, corrective action, or cleanup expenses), and costs (including, without limitation, actual attorneys’ fees, consultant fees or expert fees and including, without limitation, removal or management of any asbestos brought into the Premises or disturbed in breach of the requirements of this Article 33, regardless of whether such removal or management is required by law) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release of Hazardous Materials or any breach of the requirements under this Article 33 by Tenant, its agents, employees, contractors, subtenants, assignees or invitees, regardless of whether Tenant had knowledge of such noncompliance.
33.5 Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant’s compliance with Environmental Requirements, its obligations under this Article 33, or the environmental condition of the Premises. Access shall be granted to Landlord upon Landlord’s prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant’s operations. Such inspections and tests shall be conducted at Landlord’s expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the cost of such inspection and tests. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant. Tenant shall promptly notify Landlord of any communication or report that Tenant makes to any governmental authority regarding any possible violation of Environmental Requirements or release or threat of release of any Hazardous Materials onto or from the Premises. Tenant shall, within five (5) days of receipt thereof, provide Landlord with a copy of any documents or correspondence received from any governmental agency or other party relating to a possible violation of Environmental Requirements or claim or liability associated with the release or threat of release of any Hazardous Materials onto or from the Premises.

33.6 In addition to all other rights and remedies available to Landlord under this Lease or otherwise, Landlord may, in the event of a breach of the requirements of this Article 33 that is not cured within thirty (30) days following notice of such breach by Landlord, require Tenant to provide financial assurance (such as insurance, escrow of funds or third party guarantee) in an amount and form satisfactory to Landlord. The requirements of this Article 33 are in addition to and not in lieu of any other provision in the Lease.
ARTICLE 34
COMPLIANCE WITH LAWS AND OTHER REGULATIONS
34.1 Tenant, as its sole cost and expense, shall promptly comply with all laws, statutes, ordinances, and governmental rules, regulations, or requirements now in force or which may hereafter become in force, of federal, state, county, and municipal authorities, including, but not limited to, the Americans with Disabilities Act, with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, and with any occupancy certificate issued pursuant to any law by any public officer or officers, which impose, any duty upon Landlord or Tenant, insofar as any thereof relate to or affect the condition, use, alteration, or occupancy of the Premises. Landlord’s approval of Tenant’s plans for any improvements shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules, and regulations of governmental agencies or authorities, including, but not limited to, the Americans with Disabilities Act.
ARTICLE 35
SEVERABILITY
35.1 This Lease shall be construed in accordance with the laws of the State of California. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws effective during the Term, then it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of both parties that in lieu of each clause or provision that is illegal, or unenforceable, there is added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and still be legal, valid, and enforceable.
ARTICLE 36
NOTICES
36.1 Whenever in this Lease it shall be required or permitted that notice or demand be given or served by either party to this Lease to or on the other, such notice or demand shall be given or served in writing and delivered personally, or forwarded by certified or registered mail, postage prepaid, or recognized overnight courier, addressed as follows:

If to Landlord:	c/o The Prudential Insurance Company of America Suite 2700 4 Embarcadero Center San Francisco, California 94111 Attention: Caitlin O’Connor

With a copy by the same method to:

The Prudential Insurance Company of America
8 Campus Drive, 4th Floor
Parsippany, New Jersey 07054
Attention: Greg Shanklin, Esquire

and to:

Unire Real Estate Group, Inc.
1800 East Imperial Highway, Suite 205
Brea, CA 92821
Attn: Mark Harryman

If to Tenant:	to the Premises (Suite 100)
Attention: Chief Financial Officer
36.2 Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery (including delivery by nationally recognized overnight courier or express mailing service), or by registered or certified mail, postage prepaid, return receipt requested. Either party may, by prior written notice to the other, specify a different address for notice purposes. Notice given in the foregoing manner shall be deemed given (i) when actually received or refused by the party to whom sent if personally served, (ii) if mailed, on the day of actual delivery or refusal as shown by the certified mail return receipt or the expiration of three (3) business days after the day of mailing, whichever first occurs, or (iii) if sent by a nationally recognized overnight courier or overnight express mailing service, within one (1) business day after deposit with such courier or service. For purposes of this Article 36, a “business day” is Monday through Friday, excluding holidays observed by the United States Postal Service.
ARTICLE 37
OBLIGATIONS OF, SUCCESSORS, PLURALITY, GENDER
37.1 Landlord and Tenant agree that all the provisions hereof are to be construed as covenants and agreements as though the words imparting such covenants were used in each paragraph hereof, and that, except as restricted by the provisions hereof, shall bind and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors, and assigns. If the rights of Tenant hereunder are owned by two or more parties, or two or more parties are designated herein as Tenant, then all such parties shall be jointly and severally liable for the obligations of Tenant hereunder. Whenever the singular or plural number, masculine or feminine or neuter gender is used herein, it shall equally include the other.

ARTICLE 38
ENTIRE AGREEMENT
38.1 This Lease and any attached addenda or exhibits constitute the entire agreement between Landlord and Tenant. No prior or contemporaneous written or oral leases or representations shall be binding. This Lease shall not be amended, changed, or extended except by written instrument signed by Landlord and Tenant.
38.2 THE SUBMISSION OF THIS LEASE BY LANDLORD, ITS AGENT OR REPRESENTATIVE FOR EXAMINATION OR EXECUTION BY TENANT DOES NOT CONSTITUTE AN OPTION OR OFFER TO LEASE THE PREMISES UPON THE TERMS AND CONDITIONS CONTAINED HEREIN OR A RESERVATION OF THE PREMISES IN FAVOR OF TENANT, IT BEING INTENDED HEREBY THAT THIS LEASE SHALL ONLY BECOME EFFECTIVE UPON THE EXECUTION HEREOF BY LANDLORD AND DELIVERY OF A FULLY EXECUTED LEASE TO TENANT.
ARTICLE 39
CAPTIONS
39.1 Paragraph captions are for Landlord’s and Tenant’s convenience only, and neither limit nor amplify the provisions of this Lease.
ARTICLE 40
CHANGES
40.1 Should any mortgagee require a modification of this Lease, which modification will not bring about any increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event Tenant agrees that this Lease may be so modified.
ARTICLE 41
AUTHORITY
41.1 All rights and remedies of Landlord under this Lease, or those which may be provided by law, may be exercised by Landlord in its own name individually, or in its name by its agent, and all legal proceedings for the enforcement of any such rights or remedies, including distress for Rent, unlawful detainer, and any other legal or equitable proceedings may be commenced and prosecuted to final judgment and be executed by Landlord in its own name individually or in its name by its agent. Landlord and Tenant each represent to the other that each has full power and authority to execute this Lease and to make and perform the agreements herein contained, and Tenant expressly stipulates that any rights or remedies available to Landlord, either by the provisions of this Lease or otherwise, may be enforced by Landlord in its own name individually or in its name by its agent or principal.

ARTICLE 42
BROKERAGE
42.1 Tenant represents and warrants to Landlord that it has dealt only with Studley, Inc. (“Tenant’s Broker”) and Cassidy Turley|BRE Commercial (“Landlord’s Broker”), in negotiation of this Lease. If the transaction contemplated by this Lease is consummated, Landlord shall make payment of the brokerage fee due the Landlord’s Broker and Tenant’s Broker pursuant to and in accordance with separate agreements between Landlord and Tenant’s Broker and Landlord’s Broker. Each party hereby agrees to indemnify and hold the other party harmless of and from any and all damages, losses, costs, or expenses (including, without limitation, all attorneys’ fees and disbursements) by reason of any claim of or liability to any other broker or other person claiming through the indemnifying party and arising out of or in connection with the negotiation, execution, and delivery of this Lease. Additionally, Tenant acknowledges and agrees that Landlord and/or Landlord’s agent shall have no obligation for payment of any brokerage fee or similar compensation to any person with whom Tenant has dealt or may in the future deal with respect to leasing of any additional or expansion space in the Building or renewals or extensions of this Lease. Notwithstanding the foregoing, if Tenant exercises the Option or the Expansion Option and the Option Term commences or the parties enter into the Expansion Lease (as such terms are hereinafter defined), as applicable, Landlord shall pay Tenant’s Broker a commission equal to four percent (4%) of the Base Rent payable during the three (3) year Option Term and/or four percent (4%) of the Base Rent payable under the Expansion Lease during years one (1) through five (5) of the initial term of the Expansion Lease and two percent (2%) of the Base Rent payable during years six (6) through ten (10) of the initial term of the Expansion Lease, as applicable. The provisions of this Section 42.1 shall survive the expiration of the Term and the termination of this Lease.
ARTICLE 43
EXHIBITS
43.1 Exhibits A through D are attached hereto and incorporated herein for all purposes and are hereby acknowledged by both parties to this Lease.
ARTICLE 44
APPURTENANCES
44.1 The Premises include the right of ingress and egress thereto and therefrom; however, Landlord reserves the right to make changes and alterations to the Building, fixtures and equipment thereof, in the street entrances, doors, halls, corridors, lobbies, passages, elevators, escalators, stairways, toilets and other parts thereof which Landlord may deem necessary or desirable; provided that Tenant at all times has a means of access to the Parking Facilities and the Premises 24 hours a day, 7 days a week (subject to a temporary interruption due to Force Majeure Events, capital improvement projects or necessary maintenance, repair or testing that cannot reasonably be performed without such interruption of access). Neither this Lease nor any use by Tenant of the Building or any passage, door, tunnel, concourse, plaza or any other area connecting the garages or other buildings with the Building, shall give Tenant any right or easement of such use and the use thereof may, without notice to Tenant, be regulated or discontinued at any time and from time to time by Landlord without liability of any kind to Tenant and without affecting the obligations of Tenant under this Lease.

ARTICLE 45
PREJUDGMENT REMEDY, REDEMPTION, COUNTERCLAIM, AND JURY
45.1 Tenant, for itself and for all persons claiming through or under it, hereby expressly waives any and all rights which are, or in the future may be, conferred upon Tenant by any present or future law to redeem the Premises, or to any new trial in any action for ejection under any provisions of law, after reentry thereupon, or upon any part thereof, by Landlord, or after any warrant to dispossess or judgment in ejection. If Landlord shall acquire possession of the Premises by summary proceedings, or in any other lawful manner without judicial proceedings, it shall be deemed a reentry within the meaning of that word as used in this Lease. If Landlord commences any summary proceedings or action for nonpayment of rent or other charges provided for in this Lease, Tenant shall not interpose any counterclaim of any nature or description in any such proceeding or action. Tenant and Landlord both waive a trial by jury of any or all issues arising in any action or proceeding between the parties hereto or their successors, under or connected with this Lease, or any of its provisions (each a “Dispute” and collectively, the “Disputes”). If and to the extent that foregoing jury trial waiver is determined by a court of competent jurisdiction to be unenforceable or is otherwise not applied by any such court, each of Landlord and Tenant hereby consents and agrees that (a) any and all Disputes shall be heard by a referee in accordance with the general reference provisions of California Code of Civil Procedure Section 638, sitting without a jury in the County of San Diego, California, (b) such referee shall hear and determine all of the issues in any Dispute (whether of fact or of law), including issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8, including without limitation, entering restraining orders, entering temporary restraining orders, issuing temporary and permanent injunctions and appointing receivers, and shall report a statement of decision; provided that, if during the course of any Dispute, any party desires to seek such a “provisional remedy” at a time when a referee has not yet been appointed or is otherwise unavailable to hear the request for such provisional remedy, then such party may apply to the San Diego County Superior Court for such provisional relief, and (c) pursuant to California Code of Civil Procedure Section 644(a), judgment may be entered upon the decision of such referee in the same manner as if the Dispute had been tried directly by a court. The parties shall use their respective commercially reasonable and good faith efforts to agree upon and select such referee, provided that such referee must be a retired California state or federal judge, and further provided that if the parties cannot agree upon a referee, the referee shall be appointed by the Presiding Judge of the San Diego County Superior Court. Each party hereto acknowledges that this consent and agreement is a material inducement to enter into this Lease and all other agreements and instruments provided for herein or therein, and that each will continue to be bound by and to rely on this consent and agreement in their related future dealings. The parties shall share the cost of the referee and reference proceedings equally; provided that, the referee may award attorneys’ fees and reimbursement of the referee and reference proceeding fees and costs to the prevailing party, whereupon all referee and reference proceeding fees and charges will be payable by the non-prevailing party (as so determined by the referee). Each party hereto further warrants and represents that it has reviewed this consent and agreement with legal counsel of its own choosing, or has had an opportunity to do so, and that it knowingly and voluntarily gives this consent and enters into this agreement having had the opportunity to consult with legal counsel. This consent and agreement is irrevocable, meaning that it may not be modified either orally or in writing, and this consent and agreement shall apply to any subsequent amendments, renewals, supplements, or modifications to this Lease or any other agreement or document entered into between the parties in connection with this Lease. In the event of litigation, this Lease may be filed as evidence of either or both parties’ consent and agreement to have any and all Disputes heard and determined by a referee under California Code of Civil Procedure Section 638.
ARTICLE 46
RECORDING
46.1 Tenant shall not record this Lease but will, at the request of Landlord, execute a memorandum or notice thereof in recordable form specifying the date of commencement and expiration of the Term of this Lease and other information required by statute.
ARTICLE 47
MORTGAGEE PROTECTION
47.1 Tenant agrees to give any mortgagees and/or trust deed holders, by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified, in writing of the address of such mortgagees and/or trust deed holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure) in which event this Lease shall not be terminated while such remedies are being so diligently pursued.
ARTICLE 48
INTENTIONALLY OMITTED
ARTICLE 49
PARKING
49.1 During the Term (as hereinafter defined), Landlord shall make available to Tenant four (4) Unreserved Parking Passes (as defined below) for every 1,000 usable square feet within the Premises, at no additional charge. Subject to availability, Tenant may lease one (1) Reserved Parking Pass (as hereinafter defined) for every 1,000 usable square feet with the Premises. Tenant shall pay to Landlord, at the same time and in the same manner as the payment of Monthly Base Rent, the Reserved Parking Pass Rate (as hereinafter defined) for the aforementioned Reserved Parking Passes. Tenant shall reimburse Landlord upon demand all costs incurred by Landlord in designating parking spaces associated with such Reserved Parking Passes as exclusive to such Reserved Parking Passes, together with an administrative fee in the amount of ten percent (10%) of such costs. There shall be no separate, additional charge for the Unreserved Parking Passes during the initial Term (excluding the Option Term). Parking at the Parking Facility by Tenant is subject to the other provisions of this Lease. Under no circumstances may Tenant’s parking rights and privileges be transferred, assigned or otherwise conveyed separate and apart from Tenant’s interest in this Lease. In no event will Landlord be liable for any loss, damage or theft of, to or from any vehicle at the Project or given parking rights in accordance with this section, and Tenant releases and will indemnify, defend (with counsel reasonably acceptable to Landlord) and hold the Indemnified Parties harmless against any claim therefor or in connection therewith. All parking rights granted hereunder are subject to the other terms of this Lease. Landlord reserves the right to change any existing or future parking area, roads, or driveways, or increase or decrease the size thereof and make any repairs or alterations it deems necessary to the parking area, roads and driveways.
49.2 As used herein, the following terms shall have the following meanings:
“Reserved Parking Passes” mean parking passes for vehicular parking spaces located in the Parking Facility which are designated for the exclusive use of a specific tenant, as the same may be relocated or redesignated from time to time.
“Reserved Parking Pass Rate” means Landlord’s currently monthly rate for Reserved Parking Passes per full or partial month, which rate is currently $125.
“Unreserved Parking Passes” mean parking passes for vehicular parking spaces located in the Parking Facility which are not designated for the exclusive use of a specific tenant or for use by visitors to the Project.
“Parking Facility” means the parking facility near the Building in which parking for the Building is located.
ARTICLE 50
ELECTRICAL CAPACITY
50.1 The Tenant covenants and agrees that at all times, its use of electric energy shall never exceed the capacity of the existing feeders to the Building or the risers of wiring installation. Any riser or risers to supply the Tenant’s electrical requirements upon written request of the Tenant shall be installed by the Landlord at the sole cost and expense of the Tenant, if, in the Landlord’s sole judgment, the same are necessary and will not cause or create a dangerous or hazardous condition or entail excess or unreasonable alterations, repairs or expense or interfere with or disrupt other tenants or occupants. In addition to the installation of such riser or risers, the Landlord will also, at the sole cost and expense of Tenant, install all other equipment proper and necessary in connection therewith subject to the aforesaid terms and conditions.

ARTICLE 51
EXTENSION OPTION AND EXPANSION OPTION
51.1 Landlord hereby grants to Tenant the option (the “Option”) to extend the Term for all of the Premises for a three (3) year period commencing on the date the initial Term expires (the “Option Term”) upon each and all of the following terms and conditions:
51.1.1 Tenant gives to Landlord, and Landlord actually receives, on a date which is prior to the date that the Option Term would commence (if exercised) by at least three (3), and not more than six (6), months, a written notice of exercise of the option to extend this Lease for said additional term, time being of the essence. Once given, such notice of exercise is irrevocable. If said notification of the exercise of said option is not so given and received in accordance with the foregoing, the Option shall automatically expire;
51.1.2 All of the provisions of this Article 51, including the provision relating to default of Tenant set forth in Section 51.5, of this Lease are conditions of the Option;
51.1.3 All of the terms and conditions of this Lease (other than economic terms and concessions such as, by way of example only, rent abatement and tenant improvement allowance) except where specifically modified by this Article 51 shall apply, except that Tenant shall have no further option to extend the Term (or the Option Term).
51.1.4 Any prior Tenant that has not been expressly released from liability under this Lease, and any guarantor of the Tenant’s performance hereunder, expressly reaffirms in writing the extension of their liability for the Option Term; and
51.1.5 the monthly Base Rent for each month of the Option Term shall be the Fair Market Rent (as defined below) as of the commencement of the Option Term.
51.2 To the extent that such space is available and subject to the rights of other tenants currently occupying space in the Project as of the date of this Lease (of which Tenant has been made aware of prior to the date of this Lease), Landlord hereby grants to Tenant the option (the “Expansion Option”) to lease approximately seven thousand (7,000) to fifteen thousand (15,000) rentable square feet on either the second (2nd) or third (3rd) floor of the Building, at a location to be agreed upon by Landlord and Tenant (the “Expansion Space”), on the terms and conditions set forth in this Lease; provided, however, that (a) the term of such lease shall be five (5) years, (b) the Monthly Rent shall initially be $3.10 per rentable square foot and shall be adjusted upwardly by three percent (3%) on the anniversary of the commencement date of the lease for the Expansion Space, (c) the term shall commence on the expiration of the Term, (d) the Base Year shall be 2011, (e) Monthly Rent shall be abated for the second (2nd) through the sixth (6th) months of the term so long as no Event of Default occurs, and (f) Landlord shall provide a tenant improvement allowance sufficient to build out the Expansion Space in a fashion similar to the Premises (including, without limitation, customary “above standard improvements” currently existing in the Premises, such as full-glass in conferencing areas, upgraded floor, ceiling and lighting in conferencing areas and reception, 24/7 HVAC for server/data room, side-lights for private offices, and millwork for kitchen and work room areas). In order to exercise the Expansion Option, Tenant must give Landlord written notice of exercise of the Expansion Option on or before November 1, 2010, which notice, once given, is irrevocable. Tenant shall execute a lease for the Expansion Space, which lease shall be on the form of this Lease and Landlord’s standard form Work Letter Agreement, subject to the terms of this Section 51.2 (the “Expansion Lease”), within fifteen (15) business days after presentation by Landlord. If the Expansion Space is not available or if Landlord and Tenant are unable to agree (each in its sole discretion) upon the Expansion Space (i.e., the size, location and/or layout) or the amount of scope of the tenant improvement allowance for the Expansion Space, the Expansion Option shall be null and void ab initio and neither Landlord nor Tenant shall have any liability to the other on account of the Expansion Option and such lack of availability or agreement shall not affect either party’s other rights or obligations under this Lease. Time is of the essence for purposes of this Lease.
51.3 If the parties enter into the Expansion Lease, the Expansion Lease shall provide that, so long as no Event of Default occurs, if the Expansion Space consists of at least fifteen thousand (15,000) rentable square feet, Tenant may install one (1) Building top sign containing only Tenant’s name on the exterior of the Southern face the Building (the “Exterior Sign”), subject to the terms and conditions set forth herein, or, if the Expansion Space consists of less than fifteen thousand (15,000) rentable square feet, Tenant may install one (1) building standard panel on the signage monument for the Building sign containing only Tenant’s name (the “Monument Sign”), subject to the terms and conditions set forth herein (the “Signage Rights”). The installation, design, location, lighting size, specifications, graphics, materials of the Exterior Sign or the Monument Sign, as applicable (the “Sign”), shall be (i) consistent with the quality and appearance of the Project, (ii) subject to the approval of all applicable governmental and quasi-governmental authorities, and subject to all applicable governmental and quasi-governmental laws, rules, regulations and codes, (iii) subject to Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed, (iv) subject to the terms, conditions and approvals contained in any covenants, conditions and restrictions affecting the Project, and (v) subject to the Landlord’s signage criteria for the Project. In no event may the Sign violate any existing signage rights granted to other tenants of the Project of which Tenant is aware prior to entering into the Expansion Lease. Tenant’s obligations under the Expansion Lease not be in any event contingent or conditional on Tenant obtaining the necessary governmental and quasi-governmental approvals or other approvals for the installation and maintenance of the Sign, and Tenant’s inability to install or maintain the Sign because such approvals have not or cannot be obtained will not give rise to any right in Tenant to terminate the Expansion Lease or avoid, abate or offset against Base Rent, rent or any of Tenant’s other obligations under the Expansion Lease. Tenant shall be responsible for all costs associated with the Sign, including, without limitation all costs associated with obtaining approvals for the Sign and the fabrication, installation, insurance, maintenance, repair and removal the Sign. At its sole cost and expense, Tenant shall maintain and keep the Sign in an attractive, first class condition and in compliance with all applicable laws. Tenant’s Signage Rights are personal to the tenant executing this Lease (the “Original Tenant”). If at any time, the Original Tenant does not occupy all of the original Expansion Space, the Signage Rights with respect to the Sign shall terminate. Upon the expiration or sooner termination of the Expansion Lease, or upon the earlier termination of the Signage Rights, Tenant shall, at its sole cost and expense and in accordance with the provisions of the Expansion Lease permanently remove the Sign and repair all damage resulting from such removal, including, without limitation, the filling of holes (with matching materials), the remediation of any fading or discoloration which occurs as a result of the presence of the Sign, and the restoration the affected area to its original condition existing prior to the installation of the Sign, and if Tenant fails to do so, Landlord may do so on Tenant’s behalf and Tenant shall reimburse Landlord upon demand for all costs incurred by Landlord in connection therewith together with an administrative fee in the amount of ten percent (10%) of Landlord’s costs and interest at the Interest Rate from the date incurred. Notwithstanding anything to the contrary contained herein, Landlord may disapprove the design or content of the Sign which would, in Landlord’s reasonable discretion, tend to degrade the image or quality of the Project or subject it to derision or otherwise adversely affect the reputation of the Project. The installation, maintenance and removal of the Sign is subject to all of the terms and provisions of the Lease, as amended hereby, including without limitation, the provisions concerning alterations, insurance and indemnification. Without limitation on the generality of the foregoing, Tenant shall coordinate the installation of the Sign with Landlord’s property manager and Tenant’s contractors and agents installing and removing the Sign shall maintain the insurance required to be maintained by Tenant and Tenant’s contractors in connection with alterations performed by or on behalf of the Tenant and the Sign shall be insured under the insurance polices required to be maintained by Tenant under the Expansion Lease.
51.4 The Option and the Expansion Option (the “Additional Lease Rights”) are personal to the Original Tenant and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Original Tenant. The Additional Lease Rights may only be exercised while the Tenant is in occupancy of the entire Premises. The Additional Lease Rights not assignable separate and apart from this Lease. At Landlord’s option, Tenant shall no longer have any right with respect to the Additional Lease Rights and the Additional Lease Rights shall be void and terminate if at any time during the Term the Original Tenant does not lease and occupy the entire Premises.
51.5 Tenant shall have no right to exercise the Additional Lease Rights, notwithstanding any provision in the grant of the Additional Lease Rights, (i) during the time commencing from the date Landlord gives to Tenant a notice of default pursuant to Section 22.1.1 or 22.1.2 and continuing until the default alleged in said notice of default is cured, or (ii) during the period of time commencing on the day after a monetary obligation to Landlord is due from Tenant and unpaid (without any necessity for notice thereof to Tenant) continuing until the obligation is paid, or (iii) during the continuance of an Event of Default, or (iv) at any time after an event of default described in Sections 22.1.3, 22.1.4, 22.1.5 or 22.1.6 (without regard to any requirement in said Sections of Landlord to give notice of such default to Tenant), or (v) if Landlord has given to Tenant three or more notices of default under Section 22.1.1, where a late charge has become payable under Section 4.2 for each of such defaults, or Section 22.1.2, whether or not the defaults are cured, during the 12 month period prior to the time that Tenant intends to exercise the Additional Lease Rights.
51.6 The period of time within which the Additional Lease Rights may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Additional Lease Rights because of the provisions of Section 51.4.

51.7 All rights of Tenant under the provisions of the Additional Lease Rights shall terminate and be of no further force or effect, at Landlord’s option, notwithstanding Tenant’s due and timely exercise of the Additional Lease Rights, if, after such exercise and during the Term, (i) Tenant fails to pay to Landlord a monetary obligation of Tenant for a period of 30 days after such obligation becomes due (without any necessity of Landlord to give notice thereof to Tenant), or (ii) Tenant fails to commence to cure a default specified in Section 22.1.2 within 30 days after the date that Landlord gives notice to Tenant of such default and/or Tenant fails thereafter to diligently prosecute said cure to completion, or (iii) an Event of Default exists on the date the Option Term would commence, or (iv) Tenant commits a default described in Sections 22.1.1, 22.1.2, 22.1.3 or 22.1.4 (without regard to any requirement in said Sections of Landlord to give notice of such default to Tenant), or (v) Landlord gives to Tenant three or more notices of default under Section 22.1.1, where a late charge becomes payable under Section 4.2 for each such default, or Section 22.1.2, whether or not the defaults are cured.
51.8 The term “Fair Market Rent” as used in this Lease is defined to mean the rent, including all escalations, at which tenants are leasing non-sublease, non-encumbered, non-equity space comparable in size and quality to the Premises for the Option Term in the Market Area, giving appropriate consideration to the annual rental rates per square foot and the standard of measurement by which the square footage is measured. In determining Fair Market Rent it shall be assumed that:
51.8.1 The Premises are in excellent condition and repair and there shall be no deduction for depreciation, obsolescence or deferred maintenance (but less reasonable wear and tear as long as well maintained by Tenant).
51.8.2 The Premises would be leased for the period of the Option Term by a tenant with the credit standing of Tenant, as the same exists at that time.
51.8.3 The Premises would be leased on the same terms of this Lease insofar as the obligations for repair, maintenance, insurance and real estate taxes existed as of the expiration of the original Term.
51.8.4 No deduction shall be given nor consideration given to allowances for real estate brokerage commissions.
51.9 Landlord shall initially determine the Fair Market Rent in each instance, and shall give Tenant notice (the “Market Rent Notice”) of such determination and the basis on which such determination was made on or before the sixtieth (60th) day prior to the date on which such determination is to take effect, or as soon thereafter as is reasonably practicable.
51.10 If Tenant notifies Landlord in writing, on or before the twentieth (20th) business day following any Market Rent Notice, that Tenant disagrees with the applicable determination, Landlord and Tenant shall negotiate in good faith to resolve such dispute within ten (10) business days thereafter (the thirtieth (30th) business day after any Market Rent Notice is referred to herein as the “Outside Agreement Date”). If not resolved by the Outside Agreement Date each party shall submit to the other its determination of Fair Market Rent and the dispute shall be submitted to arbitration in accordance with this Section 51.10. Until any such dispute is resolved, any applicable payments due under this Lease shall correspond to Landlord’s determination and, if Tenant’s determination becomes the final determination, Landlord shall refund any overpayments to Tenant, within 5 business days following the final resolution of the dispute.

51.11 The arbitration procedures for the determination of Fair Market Rent are:
51.11.1 Landlord and Tenant shall each appoint one (1) arbitrator who shall by profession be a real estate broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of properties similar to the Premises in the surrounding area of San Diego County. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Fair Market Rent for the Premises is the closest to the actual Fair Market Rent for the Premises as determined by the arbitrators, taking into account the requirements of this subparagraph regarding the same. Each such arbitrator shall be appointed within fifteen (15) days after the Outside Agreement Date.
51.11.2 The two arbitrators so appointed shall within fifteen (15) days of the date of the appointment of the last appointed arbitrator, meet and attempt to reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Fair Market Rent, and shall notify Landlord and Tenant of their decision, if any.
51.11.3 If the two arbitrators are unable to reach a decision, the two (2) arbitrators shall, within thirty (30) days of the date of the appointment of the last appointed arbitrator, agree upon and appoint a third arbitrator who shall be a broker who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) arbitrators.
51.11.4 The three (3) arbitrators shall, within thirty (30) days of the appointment of the third arbitrator, reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Fair Market Rent, and shall notify Landlord and Tenant thereof.
51.11.5 The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant.
51.11.6 If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) days after the Outside Agreement Date, the arbitrator appointed by one (1) of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator’s decision shall be binding upon Landlord and Tenant.
51.11.7 If the two (2) arbitrators fail to agree upon and to appoint a third arbitrator, then the appointment of the third arbitrator shall be dismissed, and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instructions set forth in this Lease.
51.11.8 The cost of arbitration shall be paid by Landlord and Tenant equally.

51.12 Landlord and Tenant anticipate that they will desire to effectuate certain modifications to this Lease in connection with the exercise of the Extension Option or certain changes to the form of the Expansion Lease in connection with the exercise of the Expansion Option, which modifications and changes shall be acceptable to each of Landlord and Tenant in its sole and absolute discretion. If Tenant exercises the Extension Option and for any reason whatsoever, Landlord and Tenant fail to execute an amendment to this Lease incorporating such modifications on or before fifteen (15) business days after Landlord’s receipt of Tenant’s notice of exercise of the Extension Option, Tenant shall be deemed not to have exercised the Extension Option, the Extension Option shall be null and void and this Lease shall expire on April 30, 2011, and upon such expiration, except for those obligations which expressly survive the expiration of the Term, the parties shall have no rights or obligations under this Lease. If Tenant exercises the Expansion Option and for any reason whatsoever, Landlord and Tenant fair to agree in writing upon such changes to the form of the Expansion Lease on or before fifteen (15) business days after Landlord’s receipt of Tenant’s notice of exercise of the Expansion Option, Tenant shall be deemed not to have exercised the Expansion Option, the Expansion Option shall be null and void, the parties shall not enter into the Expansion Lease and this Lease shall expire on April 30, 2011, and upon such expiration, except for those obligations which expressly survive the expiration of the Term, the parties shall have no rights or obligations under this Lease. Landlord and Tenant acknowledge and agree that any such modifications and changes are unknown as of the date hereof and that either party may refuse to agree to all or any such modifications and changes, each in its sole and absolute discretion and for any reason or no reason, and that neither party shall have any liability to the other party as a result thereof.
ARTICLE 52
ANTI-TERRORISM REPRESENTATIONS
52.1 Tenant is not, and shall not during the Term become, a person or entity with whom Landlord is restricted from doing business under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H. R. 3162, Public Law 107-56 (commonly known as the “USA Patriot Act”) and Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001 and regulations promulgated pursuant thereto (collectively, “Anti-Terrorism Laws”), including without limitation persons and entities named on the Office of Foreign Asset Control Specially Designated Nationals and Blocked Persons List (collectively, “Prohibited Persons”).
52.2 To the best of its knowledge, Tenant is not currently engaged in any transactions or dealings, or otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Premises, the Building or the Project. Tenant will not, during the Term of this Lease, engage in any transactions or dealings, or be otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Premises, the Building or the Project.
52.3 Tenant’s breach of any representation or covenant set forth in this Section 52 or Section 54 below shall constitute an Event of Default.
52.4 Tenant acknowledges and agrees that as a condition to the effectiveness of any Transfer or the requirement or effectiveness of any consent to a Transfer by Landlord pursuant to Section 18, Tenant shall cause the transferee to reaffirm, on behalf of such transferee, the representations set forth in this Section 52 and in Section 54 below, and it shall be reasonable for Landlord to refuse to consent to an assignment or sublease of this Lease in the absence of such reaffirmation.

ARTICLE 53
TELECOMMUNICATIONS LINES AND EQUIPMENT
53.1 Location of Tenant’s Equipment and Landlord Consent:
53.1.1 Tenant may install, maintain, replace, remove and use communications or computer wires, cables and related devices (collectively, the “Lines”) at the Building in or serving the Premises only with Landlord’s prior written consent, which consent may not be unreasonably withheld. Tenant shall locate all electronic telecommunications equipment within the Premises and shall coordinate the location of all Lines with Landlord and Landlord’s riser management company, if any. Any request for consent shall contain such information as Landlord and Landlord’s riser management company, if any, may request. Landlord acknowledges that it has previously consented to the installation by Tenant of communications wiring and computer cabling in the Premises in accordance with this Lease and no additional consent is required hereunder
53.1.2 Landlord’s approval of, or requirements concerning, the Lines or any equipment related thereto, the plans, specifications or designs related thereto, the contractor or subcontractor, or the work performed hereunder, shall not be deemed a warranty as to the adequacy or appropriateness thereof, and Landlord hereby disclaims any responsibility or liability for the same.
53.1.3 If Landlord consents to Tenant’s proposal, Tenant shall pay all of Tenant’s and Landlord’s third party costs in connection therewith (including without limitation all costs related to new Lines and all costs of any riser management company employed by Landlord) and shall use, maintain and operate the Lines and related equipment in accordance with and subject to all laws governing the Lines and equipment and at Tenant’s sole risk and expense. Tenant shall comply with all of the requirements of this Lease concerning alterations in connection with installing the Lines and the rules and requirements of Landlord’s riser management company, if any. As soon as the work is completed, Tenant shall submit as-built drawings to Landlord.
53.1.4 Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any laws or present a dangerous or potentially dangerous condition (whether such Lines were installed by Tenant or any other party), within three days after written notice.
53.2 Landlord may (but shall not have the obligation to) (a) install and relocate Lines at the Building; and (b) monitor and control the installation, maintenance, replacement and removal of, the allocation and periodic re-allocation of available space (if any) for, and the allocation of excess capacity (if any) on, any Lines now or hereafter installed at the Building by Landlord, Tenant or any other party.

53.3 Except to the extent arising from the gross negligence or willful misconduct of Landlord or Landlord’s contractors, agents or employees, Landlord shall have no liability for damages arising from, and Landlord does not warrant that the Tenant’s use of any Lines will be free from the following (collectively called “Line Problems”): (a) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by the installation, maintenance, or replacement, use or removal of Lines by or for other tenants or occupants in the Building, by any failure of the environmental conditions or the power supply for the Building to conform to any requirement of the Lines or any associated equipment, or any other problems associated with any Lines by any other cause; (b) any failure of any Lines to satisfy Tenant’s requirements; or (c) any eavesdropping or wiretapping by unauthorized parties. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Line Problems.
53.4 If Tenant at any time uses any equipment that may create an electromagnetic field and/or radio frequency exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause radiation higher than normal background radiation, Landlord reserves the right to require Tenant to appropriately insulate that equipment and the Lines therefor (including without limitation riser cables), and take such other remedial action at Tenant’s sole cost and expense as Lender may require in its sole discretion to prevent such excessive electromagnetic fields, radio frequency or radiation.
53.5 Removal of Electrical and Telecommunications Wires.
53.5.1 Within thirty (30) days after the expiration or sooner termination of the Lease, Landlord may elect by written notice to Tenant to:
(a) Retain any or all Lines installed by Tenant in the risers of the Building;
(b) Remove any or all such Lines and restore the Premises and risers to their condition existing prior to the installation of the Lines (“Wire Restoration Work”). Landlord shall perform such Wire Restoration Work at Tenant’s sole cost and expense; or
(c) Require Tenant to perform the Wire Restoration Work at Tenant’s sole cost and expense.
53.5.2 In the event Landlord elects to retain the Lines, Tenant covenants that Tenant shall have good right to surrender such Lines, free of all liens and encumbrances, and that all Lines shall be left in their then existing condition, reasonable wear and tear excepted, properly labeled at each end and in each telecommunications/electrical closet and junction box, and in safe condition.
53.5.3 In the event Tenant fails or refuses to pay all costs of the Wiring Restoration Work within ten (10) days of Tenant’s receipt of Landlord’s notice requesting Tenant’s reimbursement for or payment of such costs, Landlord may apply all or any portion of Tenant’s Security Deposit toward the payment of such unpaid costs relative to the Wiring Restoration Work. The retention or application of such Security Deposit by Landlord pursuant to this clause does not constitute a limitation on or waiver of Landlord’s right to seek further remedy under law or equity. The provisions of this clause shall survive the expiration or sooner termination of the Lease.

53.6 Riser Management Company. Notwithstanding anything to the contrary contained herein, if Landlord employs a riser management company, Landlord may require that the installation of all Lines and all Wiring Restoration Work be perform by such riser management company at Tenant’s sole cost and expense.
ARTICLE 54
ERISA
54.1 To induce Landlord to enter into the Lease, and in order to enable The Prudential Insurance Company of America (“Prudential”) to satisfy its compliance with the Employee Retirement Income Security Act of 1974, as amended, Tenant represents and warrants to Landlord and Prudential that: (i) neither Tenant nor any of its affiliates (within the meaning of Part V(c) of Prohibited Transaction Exemption 84-14 granted by the U.S. Department of Labor (“PTE 84-14”)) has, or during the immediately preceding year has exercised, the authority to appoint or terminate Prudential as investment manager of any assets of the employee benefit plan whose assets are held by Prudential or to negotiate the terms of any management agreement with Prudential on behalf of any such plan; (ii) the transaction evidenced by this Lease is not specifically excluded by Part I(b) of PTE 84-14; (iii) the undersigned is not a related party of Prudential (as defined in V(h) of PTE 84-14, and (iv) the terms of the Lease have been negotiated and determined at arm’s length, as such terms would be negotiated and determined by unrelated parties.

IN WITNESS WHEREOF, Landlord and Tenant, acting herein through duly authorized individuals, have caused these presents to be executed as of the date first above written.

TENANT: SOMAXON PHARMACEUTICALS, INC., a Delaware corporation
By:	/s/ Tran B. Nguyen
Tran B. Nguyen
Vice President and Chief Financial Officer
[Printed Name and Title]

LANDLORD:

PRII GATEWAY TORREY HILLS LLC, a Delaware limited liability company

By:	The Prudential Insurance Company of America, a New Jersey corporation

	By:	/s/ Jeffrey D. Mills
		Name:	Jeffrey D. Mills
		Title:	Vice President

EXHIBIT A
LEGAL DESCRIPTION
(See Attached)
Exhibit A

DESCRIPTION
PARCEL 1: (APN: 310-040-28)
THOSE PORTIONS OF LOTS 1 AND 2 OF SECTION 31, TOWNSHIP 14 SOUTH, RANGE 3 WEST, SAN BERNARDINO MERIDIAN, ACCORDING TO THE OFFICIAL PLAT THEREOF, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:
BEGINNING AT THE INTERSECTION OF THE NORTHWEST RIGHT-OF-WAY OF CARMEL MOUNTAIN ROAD AS DEDICATED PER DOCUMENT RECORDED MARCH 13, 1990 AS FILE/PAGE NO. 90-133889 OF OFFICIAL RECORDS WITH THE SOUTHERLY BOUNDARY OF TORREY VIEW, MAP NO. 13297; THENCE ALONG SAID NORTHWESTERLY RIGHT OF WAY SOUTH 41°07¢31¢¢ WEST 182.59 FEET TO THE BEGINNING OF TANGENT 1139.00 FOOT RADIUS CURVE CONCAVE NORTHWESTERLY; THENCE CONTINUING ALONG SAID NORTHWESTERLY RIGHT-OF-WAY SOUTHWESTERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 13°37¢49¢¢ AN ARC DISTANCE OF 270.96 FEET; THENCE CONTINUING ALONG SAID NORTHWESTERLY RIGHT OF WAY SOUTH 54°45¢20¢¢ WEST 229.36 FEET TO A POINT ON THE EASTERLY BOUNDARY OF THAT CERTAIN PARCEL OF LAND DEEDED TO THE CITY OF SAN DIEGO OCTOBER 4, 1999 AS DOCUMENT NO. 1999-0672056 AND A DEED RECORDED OCTOBER 22, 1999 AS DOCUMENT NO. 1999-0710493 (RECORDED TO CORRECT ERRORS IN THE OCTOBER 4, 1999 DEED); THENCE LEAVING THE NORTHWESTERLY RIGHT OF WAY OF CARMEL MOUNTAIN ROAD NORTHWESTERLY ALONG THE EASTERLY BOUNDARY OF SAID DEED TO THE CITY OF SAN DIEGO NORTH 35°14¢40¢¢ WEST 8.42 FEET; THENCE SOUTH 54°45¢20¢¢ WEST 99.44 FEET; THENCE NORTH 70°44¢08 WEST 90.92 FEET; THENCE NORTH 14°17¢10¢¢ EAST 139.47 FEET; THENCE NORTH 55°46¢08¢¢ WEST 32.75 FEET; THENCE NORTH 57°38¢47¢¢ WEST 8.52 FEET TO THE BEGINNING OF A TANGENT 17.39 FOOT RADIUS CURVE CONCAVE NORTHEASTERLY; THENCE NORTHWESTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 31°30¢24¢¢ A DISTANCE OF 9.56 FEET TO THE BEGINNING OF A REVERSE 49.21 FOOT RADIUS CURVE CONCAVE SOUTHWESTERLY; THENCE NORTHWESTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 41°16¢16¢¢ A DISTANCE OF 35.45 FEET; THENCE NORTH 67°24¢39¢¢ WEST 50.98 FEET TO THE BEGINNING OF A TANGENT 32.81 FOOT RADIUS CURVE CONCAVE NORTHEASTERLY; THENCE NORTHWESTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 18°46¢06¢¢ A DISTANCE OF 10.75 FEET; THENCE NORTH 48°38¢33¢¢ WEST 95.97 FEET; THENCE NORTH 39°53¢13¢¢ WEST 22.08 FEET TO THE BEGINNING OF A NON-TANGENT 65.62 FOOT RADIUS CURVE CONCAVE SOUTHWESTERLY, TO WHICH A RADIAL LINE BEARS NORTH 49°04¢53¢¢ EAST; THENCE NORTHWESTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 29°44¢32¢¢ A DISTANCE OF 34.06 FEET TO THE BEGINNING OF A REVERSE 65.62 FOOT RADIUS CURVE CONCAVE NORTHEASTERLY; THENCE NORTHWESTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 15°34¢10¢¢ A DISTANCE OF 17.83 FEET; THENCE NORTH 55°05¢29¢¢ WEST 19.47 FEET TO THE BEGINNING OF A TANGENT 65.62 FOOT RADIUS CURVE CONCAVE NORTHEASTERLY; THENCE NORTHWESTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 23°23¢21¢¢ A DISTANCE OF 26.79 FEET TO THE BEGINNING OF A REVERSE 131.23 FOOT RADIUS CURVE CONCAVE SOUTHWESTERLY; THENCE NORTHWESTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 12°55¢22¢¢ A DISTANCE OF 29.60 FEET; THENCE NORTH 44°37¢30¢¢ WEST 59.84 FEET; THENCE NORTH 00°43¢20¢¢ WEST 67.54 FEET TO A POINT ON THE SOUTHERLY BOUNDARY OF SAID MAP 13297; THENCE LEAVING THE EASTERLY BOUNDARY OF SAID DEED TO THE CITY OF SAN DIEGO, EASTERLY ALONG THE SOUTHERLY BOUNDARY OF SAID MAP 13297 SOUTH 89°13¢36¢¢ EAST 219.01 FEET; THENCE SOUTH 89°11¢26 EAST 773.92 FEET TO THE POINT OF BEGINNING.
Exhibit A

DESCRIPTION
PARCEL 2: (APN: 310-040-25 PTN)
THOSE PORTIONS OF LOTS 1 AND 2 OF SECTION 31, TOWNSHIP 14 SOUTH, RANGE 3 WEST, SAN BERNARDINO MERIDIAN, ACCORDING TO THE OFFICIAL PLAT THEREOF IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:
BEGINNING AT THE MOST EASTERLY CORNER OF THAT CERTAIN PARCEL OF LAND DEEDED TO THE CITY OF SAN DIEGO OCTOBER 22, 1999 AS FILE NO. 1999-0710493; THENCE ALONG THE BOUNDARY OF SAID CITY LAND NORTH 35°14¢40¢¢ WEST 8.42 FEET; THENCE SOUTH 54°45¢20¢¢ WEST 99.44 FEET; TO THE TRUE POINT OF BEGINNING THENCE LEAVING SAID CITY LAND CONTINUING SOUTH 54°45¢20¢¢ WEST 37.20 FEET; THENCE NORTH 89°09¢31¢¢ WEST 15.49 FEET; THENCE NORTH 54°02¢56¢¢ WEST 183.77 FEET TO THE BEGINNING OF A TANGENT 2903 56 FOOT RADIUS CURVE, CONCAVE NORTHEASTERLY; THENCE NORTHWESTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 03°23¢44¢¢ A DISTANCE OF 172.07 FEET TO A POINT ON THE WESTERLY LINE OF SAID CITY LAND; THENCE NORTH 21°14¢44¢¢ WEST 246.56 FEET ALONG THE BOUNDARY OF SAID LAND; THENCE NORTH 51°49¢40¢¢ WEST 154.96 FEET; THENCE SOUTH 89°13¢36¢¢ EAST 143.39 FEET; THENCE SOUTH 00°43¢20¢¢ EAST 67.54 FEET; THENCE SOUTH 44°37¢30¢¢ EAST 59.84 FEET TO THE BEGINNING OF A TANGENT 131.23 FOOT RADIUS CURVE, CONCAVE SOUTHWESTERLY; THENCE SOUTHEASTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 12°55¢22¢¢ A DISTANCE OF 29.60 FEET TO THE BEGINNING OF A REVERSE 65.62 FOOT RADIUS CURVE, CONCAVE NORTHEASTERLY; THENCE SOUTHEASTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 23°23¢21¢¢ A DISTANCE OF 26.79 FEET; THENCE SOUTH 55°05¢29¢¢ EAST 19.47 FEET TO THE BEGINNING OF A TANGENT 65.62 FOOT RADIUS CURVE, CONCAVE NORTHEASTERLY; THENCE SOUTHEASTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 15°34¢10 A DISTANCE OF 17.83 FEET TO THE BEGINNING OF A REVERSE 65.62 FOOT RADIUS CURVE, CONCAVE SOUTHWESTERLY; THENCE SOUTHEASTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 29°44¢32¢¢ A DISTANCE OF 34.06 FEET; THENCE SOUTH 39°53¢13¢¢ EAST 22.08 FEET; THENCE SOUTH 48°38¢33¢¢ EAST 95.97 FEET TO THE BEGINNING OF A TANGENT 32.81 FOOT RADIUS CURVE, CONCAVE NORTHEASTERLY; THENCE SOUTHEASTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 18°46¢06¢¢ A DISTANCE OF 10.75 FEET; THENCE SOUTH 67°24¢39¢¢ EAST 50.98 FEET TO THE BEGINNING OF A TANGENT 49.21 FOOT RADIUS CURVE, CONCAVE SOUTHWESTERLY; THENCE SOUTHEASTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 41°16¢15¢¢ A DISTANCE OF 35.45 FEET TO THE BEGINNING OF A REVERSE 17.39 FOOT RADIUS CURVE, CONCAVE NORTHEASTERLY; THENCE SOUTHEASTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 31°30¢24¢¢ A DISTANCE OF 9.56 FEET; THENCE SOUTH 57°38¢47¢¢ EAST 8.52 FEET; THENCE SOUTH 55°46¢08¢¢ EAST 32.75 FEET; THENCE SOUTH 14°17¢10¢¢ WEST 139.47 FEET; THENCE SOUTH 70°44¢08¢¢ EAST 90.92 FEET TO THE TRUE POINT OF BEGINNING.
Exhibit A

EXHIBIT B
PREMISES
(See Attached)
Exhibit B

Exhibit B

EXHIBIT C
INTENTIONALLY OMITTED
Exhibit C

EXHIBIT D
RULES AND REGULATIONS
1. The sidewalks, entries, passages, court, corridor, stairways, and elevators shall not be obstructed or used for purposes other than ingress or egress by Tenant, Tenant’s employees, agents, or invitees.
2. Tenant shall not place within the Building any objects which exceed the floor weight specifications of the Building without the express prior written consent of Landlord. The placement and positioning of all such objects within the Building shall be reasonably prescribed by Landlord, and such objects shall, in all cases, be placed upon plates or footings of such size as shall be reasonably prescribed by Landlord. Any damage done to the Building by taking in or removing any heavy article from or overloading any floor in any way shall be paid by Tenant. Defacing or injuring in any way any part of the Project by Tenant, its agents, or servants shall be paid by Tenant.
3. Tenant shall not mark, paint, drill into, cut, string wires within, or in any way deface any part of the Building with anything except normal picture hanging apparatus without the express prior written consent of Landlord. Upon removal of any wall decorations or installations or floor coverings by Tenant, any damage to the walls or floors shall be repaired by Tenant at Tenant’s sole cost and expense. Without limitation upon any of the provisions of the Lease, Tenant shall refer all contractors, representatives, installation technicians, and other mechanics, artisans, and laborers rendering any service in connection with the repair, or permanent improvements of the Premises to Landlord for Landlord’s approval before performance of any such service. This Paragraph 3 shall apply to all work performed in the Building, including, without limitation, installation of telephones, telegraph equipment, electrical devices, and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment, or any, other portion of the Building. Plans and specifications for such work prepared at Tenant’s sole expense shall be submitted to Landlord and shall be subject to Landlord’s express prior written approval in each instance before the commencement of work. Subject to the provisions of the Lease, all installations, alterations, and additions shall be constructed by Tenant in a good and workmanlike manner and only good grades of material shall be used in connection therewith. The means by which telephone, telegraph, and similar wires are to be introduced to the Project and Premises and the location of telephones, call boxes, and other office equipment affixed to the Project shall be subject to the express prior written approval of Landlord.
4. Tenant shall not employ any person other than the janitor of Landlord for the purpose of cleaning the Premises without the written consent of Landlord. Landlord shall not be responsible to Tenant for loss of property from the Premises or for any damage done to the furniture by the janitor, any of his or her employees, or by any other person. Any person employed by Tenant for the purposes of cleaning the Premises, with the written consent of Landlord, must be subject to and under the control and direction of the Building janitor.
Exhibit D

5. Landlord shall furnish Tenant two (2) keys for each corridor door entering the Premises. Additional keys shall be furnished at a charge by Landlord on an order signed by Tenant or Tenant’s authorized representative. Tenant shall not make duplicate copies of such keys. Tenant shall not install additional locks or bolts of any kind upon any of the doors or windows of, or within, the Building, nor shall Tenant make any changes in existing locks or the mechanisms thereof. Tenant shall, upon the termination of its tenancy, provide Landlord or its representative with the combinations to all combination locks on safes, safe cabinets and vaults and deliver to Landlord all keys to the Building, the Premises and all interior doors, cabinets, and other key-controlled mechanisms therein, whether or not such keys were furnished to Tenant by Landlord. If Tenant shall not return such keys, Tenant shall pay to Landlord the reasonable cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall reasonably deem it necessary to make such a change.
6. Tenant shall comply with all requirements necessary for the security of the Project, including the use of service passes issued by Landlord for after hours removal of office equipment, packages, and signing in and/or out in the security register in the Building lobby after hours. Landlord reserves the right to deny entrance to the Building or remove any person from the Project in any case where the conduct of such person involves a hazard or nuisance to any tenant of the Project or to the public or in the event of fire or other emergency, riot, civil commotion, or similar disturbance involving risk to the Project, tenants, or the general public. Landlord also reserves the right to make such rules and regulations as it may see fit concerning the use of electric current, water, and other supplies of the Building and to designate such hours as the Building may be closed.
7. The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed. Tenant shall not waste water by interfering with the operation of any plumbing fixture.
8. Tenant shall not disturb the occupants of the Building by the use of any musical or sound producing instruments, making unseemly noises, or by interference in any way. Tenant shall not bring any dogs or other animals into the Building.
9. Tenant shall not bring or keep within the Building any bicycle or motorcycle.
10. All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings reasonably approved by Landlord so as to absorb or prevent any vibration, noise, or annoyance. Tenant shall not cause improper noises, vibrations, or odors within the Building.
11. Nothing shall be thrown out of the doors of the Building or down stairways or other passages by Tenant.
12. All glass, locks, and trimmings in or about the doors and windows, and all electric globes and shades belonging to the Project shall be kept whole; and whenever broken by Tenant, shall be immediately replaced or repaired and put in order by Tenant under the direction and to the satisfaction of Landlord.
13. Canvassing, soliciting, and peddling in the Building is prohibited, and Tenant shall cooperate to prevent the same. Tenant shall notify the Building manager promptly of any unauthorized person who is soliciting from or causing annoyance to tenants, their employees, guests, or invitees.
Exhibit D

14. Parking in unmarked areas, blocking of walkways, loading areas, entrances, or alleyways shall not be permitted. Should such a situation exist, Landlord, at its option, shall have the right to tow such vehicle away at the owner’s expense.
15. Landlord shall not be responsible for, and Tenant hereby indemnifies and holds Landlord harmless from any liability in connection with the loss, theft, misappropriation, or other disappearance of furniture, furnishings, fixtures, machinery, equipment, money, jewelry, or other items of personal property from the Premises or other parts of the Building regardless of whether the Premises or Building are locked at the time of such loss, unless the loss arises from Landlord’s willful or negligent acts or omissions.
16. Tenant, its agents, servants, and employees shall, before leaving the Premises unattended, close and lock all doors and shut off all lights. Corridor doors, when not in use, shall be kept closed. Subject to applicable fire or other safety regulations, interior doors, all when not in use, shall be kept closed. Subject to applicable fire or other safety regulations, all doors opening into common areas and all doors upon the perimeter of the Premises shall be kept closed and, during non-business hours, locked, except when in use for ingress or egress. If Tenant uses the Premises after regular business hours or on non-business days, Tenant shall lock any entrance doors to the Premises used by Tenant immediately after using such doors.
17. Tenant shall not deposit any trash, refuse, cigarettes, or other substances of any kind within or out of the Building except in refuse containers provided therefor.
18. To insure orderly operation of the Project, no deliveries of any kind or nature shall be made to any leased area except by persons appointed or approved by Landlord in writing. There shall not be used in any space or in the public halls of the Building, either by Tenant, by jobbers, or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards. Hand trucks are not permitted in the passenger elevators.
19. Tenant shall be responsible for any damage to carpeting and flooring as a result of rust or corrosion of file cabinets, pot holders, roller chairs, and metal objects.
20. Tenant shall use its best efforts to protect common areas and building elevators during movement in and out of the Project of furniture or office equipment, or dispatch and receipt by Tenant of any bulky material or merchandise. Movement through the building entrances or lobby shall be restricted to such hours as Landlord shall designate. All such movement shall be scheduled with the Building management office and done in a manner agreed between Tenant and Landlord by prearrangement before performance. Such prearrangement initiated by Tenant shall include determination by Landlord, and subject to its decisions and control as to the time, method, and routing of movement, and as to limitations for safety or other concerns which may prohibit any article, equipment, or any other item being brought into the Building. Tenant shall assume all risk regarding damage to articles moved and injury to persons engaged or not engaged in such movement, including equipment, property, and personnel of Landlord if damaged or injured as a result of any act in connection with carrying out this service for Tenant from time of entering the Project to completion of work; and Landlord shall not be liable for acts of any person engaged in, or any damage or loss to any of said property or person resulting from any act in connection with such service performed for Tenant. No contractor shall be allowed to move any items in or out of the Building without having a current certificate of insurance on file with the Building manager.
Exhibit D

21. Tenant shall not use the Building for lodging, sleeping, or for any immoral or illegal purpose that will damage the Building, or the reputation thereof, or for any purposes other than those specified in this Lease in Landlord’s reasonable judgment.
22. Tenant shall not obstruct or interfere with the rights of other tenants of the Building or of persons having business in the Building or in any way injure or annoy such tenants or persons.
23. Tenant shall not commit any act or permit anything in or about the Building which shall or might subject Landlord to any liability or responsibility for injury to any person or property by reason of any business or operation being carried on, in or about the Building or for any other reason subject to the terms of this Lease.
24. Tenant shall not commercially cook or prepare food, or place or use any inflammable, combustible, explosive, or hazardous fluid, chemical, device, substance, or material in or about the Building without the prior written consent of Landlord over and above its initial use and leased purpose of the Premises. Tenant shall comply with the statutes, ordinances, rules, orders, regulations, and requirements imposed by governmental or quasi governmental authorities in connection with fire and public safety and fire prevention and shall not commit any act or permit any object to be brought or kept in the Building which shall result in an increase in the cost of any insurance purchased by Landlord in connection with this Lease.
25. Tenant shall not install or use in the Building any air conditioning unit, engine, boiler, generator, machinery, heating unit, stove, water cooler, ventilator, radiator, or any other similar apparatus without the express prior written consent of Landlord, and then only as Landlord may reasonably direct.
26. Landlord reserves the right to exclude or expel from the Project any person who, in the reasonable judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner act in violation of the rules and regulations of the Project.
27. No signs, awnings, showcases, advertising devices, or other projections or obstructions shall be attached to the outside walls of the Building or attached or placed upon any common areas without the express prior written consent of Landlord. No blinds, drapes, or other window coverings shall be installed in the Building without the express prior written consent of Landlord. No sign, picture, advertisement, window display, or other public display or notice shall be inscribed, exhibited, painted, or affixed by Tenant upon or within any part of the Premises in such a fashion as to be seen from the outside of the Premises of the Building without the express prior written consent of Landlord. In the event of the violation of any of the foregoing by Tenant, Landlord may, within five (5) days of written notice to Tenant, remove the articles constituting the violation without any liability unless a loss other than said removal arises from Landlord’s willful or negligent acts or omissions, and Tenant shall reimburse Landlord for the reasonable expenses incurred in such removal upon demand and upon submission of applicable bills as Additional Rent under this Lease.
Exhibit D

28. Tenant shall not use the name of the Building or the name of Landlord in its business name, trademarks, signs, advertisements, descriptive material, letterhead, insignia, or any other similar item without Landlord’s express prior written consent.
29. The sashes, sash doors, skylights, windows, and doors that reflect or admit light or air in the common areas shall not be covered or obstructed by Tenant through placement of objects upon window sills or otherwise. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system of the Building by closing drapes and other window coverings when the sun’s rays fall upon windows of the Premises. Tenant shall not obstruct, alter, or in any way impair the efficient operation of Landlord’s heating, ventilating, air conditioning, electrical, fire, safety, or lighting system.
30. Employees of Landlord shall not receive or carry messages for or to Tenant or any other person, nor contract with nor render free or paid services to Tenant or Tenant’s servants, employees, contractors, jobbers, agents, invitees, licensees, guests, or visitors.
31. Tenant shall not tamper with or attempt to adjust temperature control thermostats in the Premises or the Project. Landlord shall make adjustments, if necessary, in Landlord’s reasonable discretion, to thermostats at the request of Tenant.
32. No tobacco smoking or chewing will be permitted in occupied or public areas. Smoking is allowed only in designated areas approved by the Building manager. It is understood that the Building manager, in its sole discretion, may choose not to designate any approved areas in the Project for smoking.
33. Every parker is required to park and lock his/her own vehicle. All responsibility for damage to or loss of vehicles is assumed by the parker and Landlord shall not be responsible for any such damage or loss by water, fire, defective brakes, the act or omissions of others, theft, or for any other cause.
34. Tenant shall not park or permit its employees to park in any parking areas designated by Landlord as areas for parking by visitors to the Project. Tenant shall not leave vehicles in the parking areas overnight nor park any vehicles in the parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four wheeled trucks.
35. Parking stickers or any other device or form of identification supplied by Landlord as a condition of use of the Parking Facility shall remain the property of Landlord. Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable and any device in the possession of an unauthorized holder will be void.
Exhibit D

36. No overnight or extended term storage of vehicles shall be permitted.
37. Vehicles must be parked entirely within painted stall lines of a single parking stall.
38. All directional signs and arrows must be observed.
39. The speed limit within all parking areas shall be five (5) miles per hour.
40. Parking is prohibited: (a) in areas not striped for parking; (b) in aisles; (c) where “no parking” signs are posted; (d) on ramps; (e) in cross-hatched areas; and (f) in reserved spaces and in such other areas as may be designated by Landlord or Landlord’s parking operator.
41. Loss or theft of parking identification devices must be reported to the management office immediately, and a lost or stolen report must be filed by the Tenant or user of such parking identification device at the time. Landlord has the right to exclude any vehicle from the Parking Facility that does not have an identification device.
42. Any parking identification devices reported lost or stolen found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution.
43. Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.
44. The parking operators, managers or attendants are not authorized to make or allow any exceptions to these rules and regulations.
45. Tenant’s continued right to park in the parking facilities is conditioned upon Tenant abiding by these rules and regulations and those contained in this Lease. Further, if the Lease terminates for any reason whatsoever, Tenant’s right to park in the Parking Facility shall terminate concurrently therewith.
46. Tenant agrees to sign a parking agreement with Landlord or Landlord’s parking operator within five (5) days of request, which agreement shall provide the manner of payment of monthly parking fees and otherwise be consistent with the Lease and these rules and regulations.
47. Landlord reserves the right to refuse the sale or use of monthly stickers or other parking identification devices to any tenant or person who willfully refuse to comply with these rules and regulations and all city, state or federal ordinances, laws or agreements.
48. Landlord reserves the right to rescind any of these rules and regulations and to make such other and further rules and regulations as in its judgment shall, from time to time, be needed for the safety, protection, care, and cleanliness of the Project, the operation thereof, the preservation of good order therein, and the protection and comfort of the tenants and their agents, employees, and invitees, which rules and regulations, when made and written notice thereof is given to Tenant, shall be binding upon Tenant in like manner as if originally herein prescribed. Landlord may refuse to permit any person who violates these rules to park in the Parking Facility, and any violation of the rules shall subject the vehicle to removal, at such vehicle owner’s expense.
Exhibit D